SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

StorageNetworks, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐    No fee required.

☒    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

StorageNetworks, Inc. common stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies: 104,077,486

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $1.70 (maximum anticipated distribution consideration) x 104,077,486 (aggregate number of securities to which transaction applies)

(4)	Proposed maximum aggregate value of transaction: $176,931,726.20

(5)	Total fee paid: $14,313.78

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPIES

                        , 2003

To our Stockholders:

We are pleased to invite you to our 2003 annual meeting of stockholders. The meeting will take place on             , 2003 at             A.M., local time, at             , located at             . This year’s annual meeting is significant – among other matters, we are seeking stockholder approval of the dissolution and a plan of liquidation of our company. The decision to liquidate was difficult, and came only after extensive work with our financial advisors in evaluating opportunities to sell the Company, to acquire other companies and technologies, and to continue on our path as an independent software vendor, building products for the storage resource management market.

On the pages following this letter you will find the notice of our 2003 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed a proxy card and our annual report for the year ended December 31, 2002, which contains audited consolidated financial statements and other information of interest to our stockholders.

The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote. If you are a stockholder of record, you may vote by mailing the enclosed proxy card in the envelope provided, by phone, by Internet, or in person at the meeting. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in “street name” – that is, held for your account by a broker or other nominee – you will receive instructions that you must follow for your shares to be voted.

Sincerely,

Dean J. Breda

President, Chief Executive Officer and

Secretary

STORAGENETWORKS, INC.

275 Grove Street

Newton, Massachusetts 02466

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On                 , 2003

The 2003 annual meeting of stockholders of StorageNetworks, Inc. will be held on            , 2003 at            A.M., local time, at                    , to consider and act upon the following matters:

(1)	To approve and adopt the Plan of Complete Liquidation and Dissolution of StorageNetworks, in the form of Exhibit A attached to the accompanying proxy statement, and approve the dissolution of StorageNetworks.

(2)	To elect one Class III director of StorageNetworks to serve until the 2006 annual meeting or until his successor is duly elected and qualified.

(3)	To ratify the selection by our board of directors of Ernst & Young LLP as StorageNetworks’ independent auditors for the fiscal year ending December 31, 2003.

(4)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The board of directors has no knowledge of any other business to be transacted at the annual meeting or at any adjournment or postponement thereof. The board of directors has fixed the close of business on             , 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

A copy of the StorageNetworks annual report for the year ended December 31, 2002, which contains financial statements, including financial statements as of and for the year ended December 31, 2002 and the six months ended June 30, 2003, and other information of interest to stockholders, accompanies this notice and the accompanying proxy statement.

All stockholders are cordially invited to attend the annual meeting.

By order of the board of directors,

Dean J. Breda

President, Chief Executive Officer and

Secretary

Newton, Massachusetts

            , 2003

Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope or vote using telephone or internet options described in the proxy card in order to ensure representation of your shares at the annual meeting. No postage need be affixed if the proxy card is mailed in the United States.

STORAGENETWORKS, INC.

275 Grove Street

Newton, Massachusetts 02466

PROXY STATEMENT

2003 Annual Meeting of Stockholders

To Be Held On             , 2003

StorageNetworks, Inc., a Delaware corporation, often referred to as “we” or “us” in this document, is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2003 annual meeting of stockholders. The annual meeting will be held on              at              A.M., local time, at             . If the annual meeting is adjourned for any reason, then the proxies may be used at any adjournment or postponement of the annual meeting.

This proxy statement summarizes information about the proposals to be considered at the annual meeting and other information you may find useful in determining how to vote. The proxy card is a means by which you actually authorize another person to vote your shares in accordance with your instructions.

At the annual meeting, stockholders will consider and act upon the following matters:

(1)	To approve and adopt the Plan of Complete Liquidation and Dissolution of StorageNetworks, in the form of Exhibit A attached to this proxy statement, and approve the dissolution of StorageNetworks.

(2)	To elect one Class III director of StorageNetworks to serve until the 2006 annual meeting or until his successor is duly elected and qualified.

(3)	To ratify the selection by our board of directors of Ernst & Young LLP as StorageNetworks’ independent auditors for the fiscal year ending December 31, 2003.

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Our principal executive offices are located at 275 Grove Street, Newton, Massachusetts 02466. The telephone number for our principal executive offices is (781) 622-6700. We are mailing this proxy statement, the accompanying proxy card and our annual report for the year ended December 31, 2002, which contains financial statements, including financial statements as of and for the year ended December 31, 2002 and the six months ended June 30, 2003, to stockholders on or about             , 2003.

GENERAL INFORMATION

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on proposals to approve and adopt our Plan of Complete Liquidation and Dissolution attached as Exhibit A, which we refer to as the Plan of Liquidation, and approve our dissolution, to elect one Class III director of StorageNetworks and to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003.

Who is entitled to vote?

The record date for the annual meeting is             , 2003. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. At the close of business on the record date there were              shares of our common stock issued and outstanding.

A list of stockholders entitled to vote will be available at the annual meeting. In addition, the list will be open to the examination of any stockholder, for any purpose germane to the annual meeting, at our address set forth above between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from              up to the time of the annual meeting.

How may I vote if my shares are registered in my name?

You may vote your shares at the meeting by written proxy, in person, by telephone proxy or by Internet proxy:

•	To vote by written proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the annual meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the annual meeting in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the approval and adoption of the Plan of Liquidation and the approval of our dissolution, FOR the election of Peter W. Bell as the Class III director and FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for 2003.

•	To vote in person, you must attend the annual meeting, and then complete and submit the ballot provided at the meeting.

•	To vote by telephone proxy, you must call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

•	To vote by Internet proxy, you must access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

How may I vote if my shares are held in “street name?”

If the shares you own are held in “street name” by a bank or brokerage firm, the nominee of your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm.

If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. If you do not give instructions to your bank or brokerage firm, your bank or brokerage firm will not be permitted to vote your shares with respect to the Plan of Liquidation.

If you wish to come to the meeting to personally vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., the nominee of your brokerage firm or bank).

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote by:

•	sending us another signed proxy with a later date or voting at a later date by telephone or Internet proxy;

•	giving written notice of the revocation of your proxy to our Secretary prior to the annual meeting; or

•	voting in person at the annual meeting.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting on all matters. (See page             ).

What if a quorum is not present at the meeting?

If a quorum is not present at the annual meeting, we expect to attempt to adjourn the annual meeting in order to solicit additional proxies. In such event, the persons named in the proxy card will have the authority to, and currently intend to, vote your shares in favor of adjournment.

What vote is required to approve each matter?

Proposal 1 – Plan of Liquidation and Our Dissolution

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding is required to approve and adopt the Plan of Liquidation and approve our dissolution.

Proposal 2 – Election of Director

The Class III director will be elected by a plurality of the shares of common stock voting at the meeting. In other words, the nominee receiving the highest number of votes FOR election will be elected as the Class III director regardless of whether that number represents a majority of the votes cast.

Proposal 3 – Ratification of Appointment of Independent Auditors

The affirmative vote of a majority of the shares of common stock voting on the matter is needed to ratify the selection of Ernst & Young LLP as our independent auditors.

Will any other business be conducted at the meeting?

Our board of directors knows of no other business that will be presented at the meeting. Under our amended and restated by-laws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the annual meeting has passed. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the persons named in the proxy card that accompanies this proxy statement will vote your shares in accordance with their judgment on such matter.

How will votes be counted?

Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if (1) the holder of the shares either withholds authority in the proxy to vote for the director nominee or abstains from voting on a particular matter, or (2) the shares are broker non-votes. Accordingly, withheld shares, abstentions and broker non-votes will have no effect on a matter that requires the affirmative vote of a plurality or majority of shares voting on a matter, such as the election of the director nominee or the ratification of our auditors. Abstentions and broker non-votes will, however, have the effect of a vote against the proposal to approve the Plan of Liquidation and our dissolution.

How does our board of directors recommend I vote on the proposal to approve the Plan of Liquidation and the other matters to be considered at the meeting?

Our board of directors recommends that you vote FOR the authorization and approval of the Plan of Liquidation and our dissolution. (See pages             –            ). Our board of directors also recommends that you vote FOR the director nominee (see pages             –            ) and FOR the ratification of our auditors (see pages             –            ).

Why has the board of directors adopted the Plan of Liquidation?

Our board of directors has determined that it is not advisable to continue to operate our business on an independent basis and that the distribution of our assets in a liquidation has a greater probability of producing more value to our stockholders than other alternatives. See “Proposal 1 – Approval and Adoption of Plan of Complete Liquidation and Dissolution and Approval of Dissolution – Background and Reasons for the Plan of Liquidation.” Accordingly, on July 30, 2003, our board of directors adopted a resolution approving our Plan of Liquidation and dissolution.

What will happen if the Plan of Liquidation and our dissolution are approved?

If the Plan of Liquidation and our dissolution are approved, we will:

•	file a certificate of dissolution with the Secretary of State of the State of Delaware, dissolving us as a corporation;

•	conduct business operations only to the extent necessary to wind-up our business affairs;

•	liquidate our remaining assets;

•	pay or attempt to adequately provide for the payment of all of our known obligations and liabilities;

•	establish a contingency reserve designed to satisfy any additional liabilities; and

•	make one or more distributions to our stockholders of available liquidation proceeds.

(See pages             –            ).

What will happen if the Plan of Liquidation and our dissolution are not approved?

If our stockholders do not approve the Plan of Liquidation and our dissolution, our board of directors will continue to manage the company as a publicly owned corporation and will explore what, if any, alternatives are then available for the future of our business.

When will stockholders receive payment of any available liquidation proceeds?

If our stockholders approve the Plan of Liquidation and our dissolution, we currently anticipate making an initial distribution to stockholders within approximately one to two months following stockholder approval. Thereafter, we will distribute available liquidation proceeds, if any, to stockholders as our board of directors deems appropriate. We are currently unable to predict the precise timing of any distributions pursuant to the Plan of Liquidation, although we anticipate that a substantial majority of the liquidation proceeds will be distributed within the first two months following stockholder approval. Further distributions will be made over a period of three years, although distributions could be made over a longer period of time if unanticipated claims are made against us. The timing of any distributions will be determined by our board of directors and will depend upon our ability to pay and settle our remaining liabilities and obligations, including contingent claims. (See pages             –            ).

How much will stockholders receive in the liquidation?

At this time, we cannot predict with certainty the amount of any liquidating distributions to our stockholders. However, based on information currently available to us, assuming, among other things, no unanticipated actual or contingent liabilities, we estimate that over time stockholders will receive one or more distributions that in the aggregate range from approximately $1.60 to $1.70 per share. Actual distributions could be higher or lower.

This estimated range is based upon, among other things, the fact that as of June 30, 2003, we had approximately $201.0 million in cash, cash equivalents, restricted cash equivalents and short-term and non-current investments, and expect to use cash of approximately $24.9 million to satisfy liabilities on our unaudited balance sheet after June 30, 2003. In addition to converting our remaining assets to cash and satisfying the liabilities currently on our balance sheet, we have used and anticipate using cash for a number of items, including but not limited to:

•	ongoing operating costs of at least $4.0 million after June 30, 2003;

•	employee severance and related costs of at least $4.1 million after June 30, 2003; and

•	costs to liquidate and terminate contractual commitments, including costs incurred to terminate existing leases, of at least $3.9 million after June 30, 2003.

In addition, we may incur additional liabilities arising out of contingent claims, such as liabilities relating to our existing shareholder suit and lawsuits that could be brought against us in the future, that are not yet reflected as liabilities on our balance sheet. We are unable at this time to predict what amount, if any, may be paid on these contingent claims. We are unable at this time to predict the precise nature, amount and timing of any distributions, due in part to our inability to predict the ultimate amount of our liabilities, some of which have not been settled. We may incur additional liabilities, and the settlement of our existing liabilities or contingent claims could cost more than we anticipate, any of which could result in a substantially lower distribution to our stockholders. (See page             ).

Do directors and officers have interests in the Plan of Liquidation that differ from mine?

In considering the recommendation of our board of directors to approve the Plan of Liquidation and our dissolution, you should be aware that some of our directors and officers might have interests that are different from or in addition to your interests as a stockholder. These interests include:

•	our current directors and executive officers hold options with exercise prices below $1.70 per share to purchase an aggregate of 1,344,619 shares of common stock, at a weighted average exercise price of $1.10 per share, which options are or will become fully vested prior to our dissolution and will give the optionholders a right to receive a pro rata portion of distributions to stockholders to the extent the distributions exceed the option exercise price;

•	our current executive officers will receive an aggregate of approximately $432,000 in severance payments, and 12 months of continued benefits, in connection with the liquidation and dissolution and termination of their employment;

•	our former executive officers that were serving in the current fiscal year have received or will receive an aggregate of approximately $844,000 in severance payments, and 12 months of continued benefits, in connection with the liquidation and dissolution and termination of their employment; and

•	we have prepaid for six years of coverage under our director and officer liability insurance policy for the benefit of our current and former directors and officers, and we will continue to indemnify our directors and officers following our dissolution.

(See pages             –            ). For information as to the number of shares of our common stock beneficially owned by our directors and officers, see pages             –            .

Can I still sell my shares?

Yes, you may sell your shares at this time, but it may be difficult or impossible to sell your shares in the near future. If the Plan of Liquidation is approved, we expect to close our stock transfer books and prohibit transfers of record ownership of our common stock after filing the certificate of dissolution with the State of Delaware. (See page             ).

In addition, our common stock was delisted from the NASDAQ National Market on August 18, 2003 and began trading on the over-the-counter electronic bulletin board of the National Association of Securities Dealers, Inc., or the OTCBB. As a result of this delisting:

•	stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our stock;

•	the liquidity of our stock may be reduced, making it difficult for a stockholder to buy or sell our stock at competitive market prices; and

•	the price of our stock could decrease.

In addition, our stock could in the future become ineligible for trading on the OTCBB, which could make it more difficult for a stockholder to sell shares of our stock and decrease the price of our stock.

What are the tax consequences of the liquidation?

As a result of our liquidation, for federal income tax purposes stockholders will recognize a gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (2) their tax basis for their shares of our stock. A stockholder’s tax basis in the stockholder’s shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect to the shares. Any loss generally will be recognized only when the final distribution from us has been received, which is likely to be more than three years after our dissolution and possibly longer.

A brief summary of the material federal income tax consequences of the Plan of Liquidation appears on pages         –         of this proxy statement. Tax consequences to stockholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effect of your particular circumstances.

Do I have dissenters’ appraisal rights?

No. Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the Plan of Liquidation or our dissolution.

What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible or submit a proxy by telephone or on the Internet as soon as possible so that your shares are represented at the annual meeting. A majority of shares entitled to vote must be represented at the annual meeting to enable us to conduct business at the annual meeting.

Who can help answer questions?

If you have any additional questions about the proposed Plan of Liquidation and the dissolution, you should contact our Secretary at (781) 622-6700 or Georgeson Shareholder Communications Inc., a proxy solicitation firm that we have engaged, at (866) 295-8123. Our annual report on Form 10-K for the year ended December 31, 2002, and our quarterly report on Form 10-Q for the quarter ended June 30, 2003, each as filed with the SEC and including financial statements, are contained in our Annual Report included in this mailing and are also available free of charge through the SEC’s electronic data system at www.sec.gov. To request additional printed copies of our Annual Report, or this proxy statement, which we will provide to you free of charge, either: write to StorageNetworks, 275 Grove Street, Newton, Massachusetts 02446, Attention: Secretary, or email us at investor.relations@storagenetworks.com. Our other public filings can also be accessed at the SEC’s web site at www.sec.gov.

VOTING AND VOTES REQUIRED

All proxies will be voted in accordance with the stockholders’ instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the Plan of Liquidation and our dissolution, the election of the director nominee and the ratification of the selection of Ernst & Young as the independent auditors for the fiscal year ending December 31, 2003. With respect to any other matter properly presented at the annual meeting, the persons named in the proxy will be authorized to vote, or otherwise act, in accordance with their judgment on such matter.

A stockholder may revoke any proxy at any time before it is exercised by delivery of written revocation to the Secretary of StorageNetworks or by voting in person at the annual meeting. A stockholder may also change a vote by signing another proxy with a later date or voting at a later date by telephone or Internet proxy. Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.

On             , 2003, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, there were issued, outstanding and entitled to vote an aggregate of             shares of our common stock, $.01 par value per share. Each share is entitled to one vote.

Under our amended and restated by-laws, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting shall constitute a quorum at the annual meeting. Shares of common stock present in person or represented by proxy, including shares that abstain, represent broker non-votes or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding is required to approve and adopt the Plan of Liquidation and our dissolution. The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of the director. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection of Ernst & Young as our independent auditors for the fiscal year ending December 31, 2003.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting of each matter that requires the affirmative vote of a plurality or a certain percentage of the votes cast or shares voting on a matter, such as the election of the director nominee and the ratification of auditors. However, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the Plan of Liquidation and our dissolution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the number of shares of our common stock beneficially owned as of July 31, 2003 (or such other date as is indicated) by the following:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our chief executive officer and our one other executive officer;

•	our other former executive officer named in the Summary Compensation Table below; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares as to which the person has sole or shared voting or investment power and also any shares that the stockholder has the right to acquire within 60 days after July 31, 2003 through the exercise of any stock option or other right. Shares of common stock that an individual or entity has the right to acquire within 60 days after July 31, 2003 are deemed to be outstanding for the purposes of computing the percentage ownership of such stockholder, but are not deemed outstanding for the purposes of computing the ownership of any other listed stockholder. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Massachusetts Financial Services Company and affiliates(1) 500 Boylston Street Boston, MA 02116	5,413,220	5.4%
Peter W. Bell(2)	3,966,650	3.9
Robert E. Davoli(3)	3,029,203	3.0
Paul C. Flanagan(4)	2,985,750	2.9
Dean J. Breda(5)	189,723	*
Scott J. Dussault(6)	157,087	*
Jeffrey P. Keohane(7)	1,001,250	1.0
All current executive officers and directors as a group (5 persons)(8)	10,328,413	10.0

*	Percentage is less than 1% of the total number of outstanding shares of common stock of StorageNetworks.
(1)	Based on information as of December 31, 2002 contained in Amendment No. 3 to Schedule 13G/A filed by the stockholder with the SEC on February 13, 2003. The stockholder has sole voting power with respect to 5,338,850 shares and sole dispositive power with respect to 5,413,220 shares.
(2)	Includes 3,236,400 shares held by the PWB Limited Partnership, with respect to which Mr. Bell has shared voting and dispositive power. Mr. Bell is a manager and the sole member of PWB LLC, which is the general partner of PWB Limited Partnership. Mr. Bell disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein, if any. Also includes 671,875 shares issuable upon the exercise of stock options exercisable within 60 days after July 31, 2003, all of which have exercise prices greater than $1.70 per share.

(3)	Includes 1,560,403 shares held by Sigma Partners IV, L.P., 474,574 shares held by Sigma Associates IV, L.P., 54,241 shares held by Sigma Investors IV, L.P., 557,548 shares held by Sigma Partners V, L.P., 129,529 shares held by Sigma Associates V, L.P., 18,678 shares held by Sigma Investors V, L.P., and 164,230 shares held by Mr. Davoli directly. Mr. Davoli is a partner of Sigma Partners, an affiliated entity of these limited partnerships. Mr. Davoli disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein, if any. Also includes 70,000 shares issuable upon the exercise of stock options exercisable within 60 days of July 31, 2003, all of which have exercise prices greater than $1.70 per share.
(4)	Includes 48,000 shares held by The 2000 Paul C. Flanagan Irrevocable Trust, with respect to which Mr. Flanagan has no voting or dispositive power. Mr. Flanagan disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein, if any. Also includes 2,937,744 shares issuable upon the exercise of stock options exercisable within 60 days after July 31, 2003, of which 1,861,250 have exercise prices greater than $1.70 per share.
(5)	Includes 186,150 shares issuable upon the exercise of stock options exercisable within 60 days after July 31, 2003, of which 134,062 have exercise prices greater than $1.70 per share.
(6)	Consists of 157,087 shares issuable upon the exercise of stock options exercisable within 60 days after July 31, 2003, of which 88,124 have exercise prices greater than $1.70 per share.
(7)	Consists of 1,001,250 shares issuable upon the exercise of stock options exercisable within 60 days after July 31, 2003, of which 801,250 have exercise prices greater than $1.70 per share.
(8)	Includes the shares described in Notes (2) – (6) above.

PROPOSAL 1 – APPROVAL AND ADOPTION OF PLAN OF COMPLETE LIQUIDATION

AND DISSOLUTION AND APPROVAL OF DISSOLUTION

Our board of directors is proposing the Plan of Liquidation and our dissolution for approval by our stockholders at the annual meeting. The dissolution of our company was approved and the Plan of Liquidation was adopted by our board of directors, subject to stockholder approval, on July 30, 2003. A copy of the Plan of Liquidation is attached as Exhibit A to this proxy statement. Certain material features of the Plan of Liquidation are summarized below. This summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan of Liquidation. Stockholders are urged to read the Plan of Liquidation in its entirety.

Our board of directors recommends that our stockholders vote FOR the approval and adoption of the Plan of Liquidation and our dissolution.

Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Liquidation and Our Dissolution

There are many factors that stockholders should consider when deciding whether to vote to approve the Plan of Liquidation and our dissolution, including those set forth under the caption “Factors Affecting Future Operating Results” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and under the caption “Certain Factors that May Affect Future Operating Results” and elsewhere in our Quarterly Reports for the quarters ended March 31, 2003 and June 30, 2003, as well as the following factors:

Our stockholders may fail to approve the Plan of Liquidation and our dissolution.

The Plan of Liquidation and our dissolution are dependent upon approval by our stockholders. If our stockholders fail to approve this plan and our dissolution, we may be required to either continue to operate our business or otherwise sell our business, assets or company. Alternatively, our board could determine that we will file for bankruptcy. In particular, if we were required to continue our business, our only remaining operations would relate to our storage management software, for which the market is relatively new, highly competitive and may not be sustainable. We have limited experience with storage management software, having derived no revenues in 2001, less than 1% of our revenues in 2002 and less than 2% of our revenues in the first six months of 2003 from direct licensing of our software products.

Our anticipated timing of the liquidation and dissolution may not be achieved.

Immediately after the annual meeting, if our stockholders approve our dissolution and the Plan of Liquidation, we intend to file a certificate of dissolution with the Secretary of State of the State of Delaware and sell our remaining assets. Although we anticipate that we will substantially complete the sale of our assets and will make an initial distribution to stockholders within a few months following the annual meeting, there are a number of factors that could delay our anticipated timetable, including the following:

•	lawsuits or other claims asserted against us;

•	legal, regulatory or administrative delays; and

•	delays in settling our remaining obligations.

We cannot determine with certainty the amount of the distributions to stockholders.

We cannot determine at this time the amount of distributions to our stockholders pursuant to the Plan of Liquidation. This determination depends on a variety of factors, including, but not limited to, the amount required to settle known and unknown debts and liabilities, the resolution of litigation, including our pending shareholder suit, and other contingent liabilities, the net proceeds, if any, from the sale of our remaining assets, and other factors. Examples of uncertainties that could reduce the value of or eliminate distributions to our stockholders include unanticipated costs relating to:

•	the defense, satisfaction or settlement of lawsuits or other claims that may be made or threatened against us in the future;

•	the pending shareholder lawsuit against us, including in the event a proposed settlement in the lawsuit is rejected by the court or is not effected for any other reason; and

•	delays in our liquidation and dissolution, including due to our inability to settle claims.

As a result, we cannot determine with certainty the amount of distributions to our stockholders.

The shareholder lawsuit currently pending against us could delay or reduce the amount of any distributions to our stockholders.

We are one of approximately 300 companies that have been named as defendants in so-called “IPO laddering” lawsuits. These suits have been brought on behalf of shareholders alleging, among other things, that the underwriters in public offerings, including our public offerings, improperly arranged undisclosed compensation for themselves from those to whom they allocated shares in the offerings, and improperly obtained agreements from those to whom they allocated shares to buy more of such shares on the open market at increased prices.

The terms of a global settlement between the plaintiffs, almost all of the issuers (including us), and all individuals affiliated with those issuers (including the individuals named in the IPO laddering lawsuit against us), has been negotiated. The underwriters, who are also named as defendants and who may assert claims against the issuers related to the IPO laddering claims, have not agreed to participate in the proposed settlement. A special committee of our board of directors has authorized us to enter into the proposed settlement. The settlement would provide, among other things, a release of us and of the individual defendants for the conduct alleged in the action to be wrongful in the amended complaint. We would in connection with the settlement agree to do certain things, including assigning, not asserting, or releasing some claims we might have against our underwriters. The settlement is subject to approval by the court overseeing the IPO laddering lawsuits, which must decide whether it is fair to the plaintiffs.

If this settlement is not finalized or not approved, we intend to continue to deny the allegations made in the IPO laddering lawsuits and to defend them vigorously. Delays in finalizing or obtaining final approval of the settlement of these claims or any related claims that may be filed, or the failure of the settlement to be consummated or approved, could delay or reduce the amount of distributions to our stockholders. Even if the settlement is finalized and approved, there may be appeals and related litigation that could take years to resolve. We cannot predict the amount, if anything, that we will ultimately be required to pay on account of these claims.

We have liability insurance policies that would fund any cash payments specified in the proposed settlement, and that may provide coverage for liabilities and costs we might incur in connection with this claim or related claims. The insurers have asserted defenses to providing coverage for the claims made in the IPO laddering suits, including that they are not required to pay any amount until we pay the retention amount specified in the policies, and that the policies would not indemnify us or individual defendants as to specified liabilities asserted in the IPO laddering claims. The insurers may assert the same or other defenses in response to any related claims. Accordingly, we can provide no assurance that our policy will cover any or all claims made against us.

We may not be able to settle all of our obligations to creditors.

We have current and future obligations to creditors. Our estimated distribution to stockholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the wind-down process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amount we have estimated for purposes of calculating the likely distribution to stockholders. If we are unable to reach an agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the amounts estimated by us will reduce the amount of remaining capital available for distribution to stockholders.

Our board of directors may abandon or delay implementation of the Plan of Liquidation and our dissolution even if approved by our stockholders.

Even if the Plan of Liquidation and our dissolution are approved and adopted by our stockholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the Plan of Liquidation and our dissolution, in order, for example, to permit us to pursue new business opportunities.

Our stockholders may be liable to our creditors for an amount up to the amount distributed by us if our reserves for payments to creditors are inadequate.

If our stockholders approve the Plan of Liquidation and our dissolution and our board of directors determines to proceed with our liquidation and dissolution, a certificate of dissolution will be filed with the State of Delaware dissolving StorageNetworks. Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective, or for such longer period as the Delaware Court of Chancery directs, for the purpose of prosecuting and defending suits against us and enabling us to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under applicable Delaware law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors up to the amount distributed to such stockholder in the liquidation. Accordingly, in such event, a stockholder could be required to return all distributions previously made to such stockholder pursuant to the Plan of Liquidation and could receive nothing from StorageNetworks under the Plan of Liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received by the stockholder, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. We cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.

Stockholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which is likely to be three years after our dissolution and could be longer.

As a result of our liquidation, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (2) their tax basis for their shares of our capital stock. A stockholder’s tax basis in our shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be recognized only when the final distribution from us has been received, which is likely to be more than three years after our dissolution.

We may be the potential target of a reverse acquisition or other acquisition.

Until we dissolve, we will continue to exist as a public, non-operating shell company. Public companies that exist as non-operating shell entities have from time to time been the target of “reverse” acquisitions, meaning acquisitions of public companies by private companies in order to bypass the costly and time-intensive registration process to become publicly traded companies. In addition, we could become an acquisition target, through a hostile tender offer or other means, as a result of our cash holdings or for other reasons. If we become the target of a successful acquisition, the new board of directors could potentially decide to either delay or completely abandon the liquidation and dissolution, and our stockholders may not receive any proceeds that would have otherwise been distributed in connection with the liquidation.

Our board members may have a potential conflict of interest in recommending approval of the Plan of Liquidation and our dissolution.

As a result of the treatment of options in the liquidation and dissolution, compensation and benefits payable as a result of termination of employment, our purchase of an indemnification insurance policy for the benefit of directors and our indemnification obligations to directors, members of our board of directors may be deemed to have a potential conflict of interest in recommending approval of the Plan of Liquidation and our dissolution.

Our stock was recently delisted from the NASDAQ National Market.

Our inability to satisfy the requirements for continued listing of our common stock on the NASDAQ National Market resulted in the delisting of our common stock on August 18, 2003. NASDAQ’s delisting of our common stock may impair the liquidity of our stock, making it difficult for a stockholder to obtain accurate quotations as to the price of shares, or to buy or sell our stock at competitive market prices, or at all. In addition, delisting could negatively impact the trading price of our common stock.

Background and Reasons for the Plan of Liquidation

We were a provider of storage management software and services. Through our managed services, we managed our customers’ data, both onsite and in third-party hosting center facilities. Through our professional services, we performed a variety of data storage related services, such as the design and implementation of networked storage infrastructures for our customers. Nearly all of our revenues to date have been derived from our managed services and professional services segments, each of which we exited in the first half of 2003. Since our inception in late 1998, we have incurred significant cumulative net losses and negative operating cash flows, and as of June 30, 2003 we had an accumulated deficit of approximately $416.0 million.

During 2001, due to weakened demand for our managed services, financial challenges faced by our hosting service provider partners and the general economic environment, we experienced decreases in revenues and contract backlog that caused us to reevaluate our business plan. As a result of this reevaluation, we took a number of steps, including focusing significant resources on the development of our proprietary software, which was designed to reduce the complexity of managing heterogeneous storage environments, as a stand-alone product that could be sold directly to customers. In addition, we had several workforce reductions, decreasing our workforce from approximately 660 to 300 employees.

In May 2002, we launched our first stand-alone software product, STORos StorageManager v5.0, a storage resource management application, and we focused our sales activity primarily on our software product.

Despite our efforts to grow our software business while continuing to provide managed and professional services, we continued to incur significant net losses in 2002, with net losses during the first three quarters of 2002 of $16.0 million. In addition, we were unable to generate significant new customers or orders for our software and professional services. We were also unable to generate significant new customers or orders and contract renewals for our managed services. Our revenues in the first three quarters of 2002 decreased as compared to the same period of the prior year. As a result, in October 2002 we terminated approximately 80 of our then-current 295 employees.

In the fourth quarter of 2002, we concluded that, as a result of the immaturity of the storage resource management software market, feedback from prospective customers regarding the functionality of our existing products and the overall economic environment, we needed to re-focus our business on enhancing, repackaging and modifying the architecture of our software products to solve the challenges faced by our existing software and managed services customers. Due to weakening demand and anticipated diminishing profit margins resulting from decreasing revenues, we also determined to maximize the cash from, and exit, our managed services business segment and to exit the professional services business segment, while aggressively pursuing merger and acquisition opportunities. In connection with this shift in strategic focus and to reduce costs, in January 2003 we announced that we were exiting the managed services and professional services segment and terminating approximately 50% of our workforce, including the majority of both our sales and marketing organizations, reducing overall headcount to approximately 110 employees.

During 2002, we worked with Thomas Weisel Partners LLC to assist us with the possible acquisition of complimentary businesses or companies. In the second half of 2002 and the first quarter of 2003, Thomas Weisel, on our behalf, contacted approximately 40 companies concerning a potential acquisition by, or business combination with, StorageNetworks. This resulted in meaningful discussion with only one other party, a privately held software company. Between December 2002 and March 2003, members of our management and this software company discussed a possible business combination. However, we were unable to reach a preliminary understanding with this company concerning the relative values of the companies and other terms, and our board of directors determined that this opportunity was not in the best interests of StorageNetworks and its stockholders. Negotiations with this company were subsequently terminated.

In early 2003, we engaged the services of Sonenshine Pastor Advisors LLC to provide general strategic and financial investment banking advice.

In March 2003, as a result of the resignation of two of our independent directors, we were no longer in compliance with the continued listing criteria of the NASDAQ National Market.

In March 2003, we engaged Morgan Stanley & Co. as a non-exclusive financial advisor to seek a potential buyer for the company. Morgan Stanley contacted over 40 companies on our behalf concerning a possible sale or other strategic transaction involving StorageNetworks. This resulted in approximately 15 companies signing non-disclosure agreements and receiving non-public evaluation materials. Subsequently, six of these parties submitted non-binding expressions of interest and five of those parties participated in due diligence and additional discussions with our management. Of these parties, two privately held financial buyers submitted expressions of interest to acquire StorageNetworks. These bids were subject to a number of conditions, including execution of definitive agreements. StorageNetworks and its legal and financial advisors then engaged in discussions with each of these prospective acquiring companies in order to attempt to reach agreement regarding acquisition price and to negotiate definitive agreements. Ultimately, we were unable to reach agreement with either of these parties on terms that the board of directors believed would be more favorable to stockholders than a liquidation of the company.

Throughout 2003, we also assessed our ability to continue developing and marketing storage resource management software products. We determined that it would not be advisable to continue as an independent software vendor based on a number of factors, including the likelihood that we would incur significant expenditures and net losses for an extended period of time, competitors in this industry, which included all major storage technology companies, and that even if successful the realization of significant returns on our investment was uncertain and could take years.

On June 30, 2003, we announced that we had completed our previously announced plan to exit the managed services segment and that we were no longer delivering managed services to any customers. In connection with the completion of this exit plan, we terminated the employees previously engaged in the managed services segment, eliminating approximately 35% of our remaining workforce and bringing our total headcount to approximately 60 employees.

On July 30, 2003, our board of directors held a meeting for the purpose of considering the Plan of Liquidation and the other alternatives available to us and receiving information concerning our financial results for the second quarter of 2003. Also present at this meeting were representatives of Hale and Dorr LLP, our outside legal counsel, Sonenshine Pastor and members of management. At this meeting, Hale and Dorr presented a summary of the terms of the proposed Plan of Liquidation and discussed our board of directors’ fiduciary duties. Management presented its analysis of the alternatives available to us, including liquidation, and the net assets that management believed would be available for distribution to stockholders pursuant to the Plan of Liquidation. Sonenshine Pastor presented its opinion that management’s estimated amount of cash payable to our stockholders pursuant to the Plan of Liquidation was fair, from a financial point of view, to our stockholders. After lengthy discussions, our board of directors unanimously adopted the Plan of Liquidation and approved our dissolution, subject to stockholder approval. Our board of directors concluded that the Plan of Liquidation and our dissolution were advisable and in the best interests of StorageNetworks and its stockholders.

At the July 30, 2003 meeting, our board of directors also authorized us to, among other things, continue our wind-down and seek to sell our remaining assets. Subsequently, in order to minimize use of our remaining cash and attempt to maximize the cash available for distribution to our stockholders, we terminated most of our remaining employees, with Dean Breda replacing Paul Flanagan as our President and Chief Executive Officer. We retained 10 employees for the purpose of our wind-down.

Our board of directors believed that the distribution of our assets in a liquidation had a greater probability of producing more value to our stockholders than other alternatives, including a sale or continuation of our operations. Among the factors that our board of directors considered were the following:

•	our inability to execute a definitive agreement with a buyer or strategic partner on terms acceptable to us;

•	the low probability that we would obtain, within a reasonable period of time under the circumstances, any viable offer to engage in an attractive alternative transaction;

•	the continuing operating losses from our continuing operations and the likelihood that we would incur significant operating losses in the future;

•	the significant risks associated with focusing solely on software development and sales, including the risk that positive operating cash flow or operating income would not be achieved and that a significant amount of our cash could be spent to fund our operations without any assurance of the success of our business model;

•	the immaturity of the storage management software industry, intense and increasing competition within that industry and our position within that industry;

•	our board of directors’ belief that distribution of our assets in liquidation could produce more value to our stockholders than if the stockholders held their shares, because as of the date of our board of directors’ adoption of the Plan of Liquidation, the estimated value of our assets in excess of likely liabilities exceeded, and for some time had exceeded, the market value of our outstanding common stock;

•	our board of directors’ belief that it would be in the best interests of our stockholders to allow our stockholders to determine how to invest available cash rather than us pursuing an acquisition strategy involving the investment of our cash in businesses outside of our traditional business model;

•	prevailing economic conditions both generally and specifically relating to technology spending by companies;

•	the disadvantages to our existing stockholders of seeking protection under the federal bankruptcy laws or selling our assets but continuing in existence as a non-operating corporation;

•	the likelihood that our common stock would be delisted from the NASDAQ National Market in the near future; and

•	Sonenshine Pastor’s opinion dated July 30, 2003, that, based upon and subject to the considerations set forth in its opinion, the estimated amount of cash payable to our stockholders pursuant to the Plan of Liquidation is fair, from a financial point of view, to our stockholders.

Our board of directors also identified and considered potentially negative factors involved in the Plan of Liquidation, including the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale of StorageNetworks or a sale of shares on the open market, that stockholders will lose the opportunity to capitalize on the potential future growth of our software business and on our potential future success had we elected to pursue an acquisition strategy or otherwise use our available cash to continue as a going concern, that distributions might not be made in the near future and that under applicable law our stockholders could be required to return to creditors some or all of the distributions made to stockholders in the liquidation.

The foregoing discussion of the information and positive and negative factors considered and given weight by our board of directors is not intended to be exhaustive. Our board of directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Prior to and at the July 30, 2003 meeting, our board of directors received comparisons of our estimated liquidation value to the prices at which our common stock was trading at different points in time and analyzed the results of management’s investigation of various acquisition and strategic opportunities. Our board of directors determined not to continue to operate StorageNetworks, including for the purpose of operating only the software business or investing in other companies. Instead, our board of directors determined to return our cash to our stockholders to allow each stockholder to make such stockholder’s own investment decisions. Based on this information, our board of directors believed that distribution to our stockholders of our net assets would have the highest probability of returning the greatest value to the stockholders as compared to other alternatives.

If our stockholders do not approve the Plan of Liquidation and our dissolution, our board of directors will explore the alternatives then available for the future of StorageNetworks.

Possible Effects of the Approval of the Plan of Liquidation and Our Dissolution upon Directors and Officers

The approval of the Plan of Liquidation and our dissolution by our stockholders may have certain effects upon our officers and directors, including those set forth below.

As of July 31, 2003, our current executive officers and directors held, directly or indirectly, an aggregate of 6,305,857 shares of common stock and options to purchase an aggregate of 1,344,619 shares of common stock with exercise prices less than the high end of our anticipated liquidation range. In July 2003, our board of directors amended the terms of our stock option plans to provide that, upon our dissolution, all then-outstanding options will, to the extent not exercised, terminate in exchange for the right to receive a pro rata portion of our distributions to stockholders (less the option exercise price and any tax withholding amounts) as if the option had been exercised prior to dissolution. As a result, our directors, officers and other optionholders will not be required to bear the risk of exercising an option without knowing whether the amount payable in respect of the shares exceeds the option exercise price. However, our dissolution and liquidation will not result in increases in distributions to the directors, officers and other optionholders in respect of their options as compared to the distributions they would receive by exercising such options prior to the dissolution.

The table below sets forth information concerning stock options held by each of our executive officers and directors, as of July 31, 2003.

		Total “In-the-Money” Options Outstanding
Name	Total Options Outstanding	Shares (1)	Value (2)
Peter W. Bell	671,875	0	$0
Robert E. Davoli	70,000	0	$0
Paul C. Flanagan	2,937,744	1,076,494	$641,792
Dean J. Breda	387,500	125,000	$68,750
Scott J. Dussault	354,375	143,125	$94,719

(1)	Options are considered “in-the-money” for purposes of this table if the exercise price of the option is less than $1.70 per share, which is the high end of our estimated range of aggregate approximate liquidation distributions to stockholders.

(2)	The value of in-the-money options is based on the difference between the exercise price and $1.70 per share, which is the high end of our estimated range of aggregate approximate liquidation distributions to stockholders.

Certain of our current executive officers and directors are parties to agreements with StorageNetworks providing for severance or other benefits upon termination of employment, including as a result of our liquidation and dissolution, as described under “Agreements With Executive Officers and Change of Control Provisions.” The table below sets forth information concerning our officers or directors who are parties to agreements with us providing for the payment to them of severance or other benefits in the event of termination of employment following our board’s approval of the Plan of Liquidation.

Name and Principal Position	Severance Period	Total Severance Payments	Certain Other Benefits
Paul C. Flanagan Director and Former President and Chief Executive Officer	12 months	$550,000	Continued employee benefits for 12 months; full acceleration of all outstanding options; pro rata portion of targeted bonus for year of termination of employment

Dean J. Breda President and Chief Executive Officer	12 months	$224,361	Continued employee benefits for 12 months; full acceleration of all outstanding options; pro rata portion of targeted bonus for year of termination of employment

Scott J. Dussault Chief Financial Officer	12 months	$207,250	Continued employee benefits for 12 months; full acceleration of all outstanding options; pro rata portion of targeted bonus for year of termination of employment

In connection with the Plan of Liquidation, we intend to continue to indemnify our directors and officers and have purchased a director and officer liability six-year “tail” insurance policy for the benefit of our current and former directors and officers, as described below under “Principal Provisions of the Plan of Liquidation—Continuing Indemnification and Insurance.”

Our board of directors may confer other benefits or bonuses to our employees and officers in recognition of their services based on the performance of such employees and officers, including performance during our liquidation process.

Principal Provisions of the Plan of Liquidation

We will distribute pro rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. This liquidation is expected to commence as soon as practicable after approval of the Plan of Liquidation and our dissolution by our stockholders and to be concluded on or about the third anniversary thereof by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of our assets will be made in private or public transactions and on such terms as are approved by our board of directors. We do not anticipate that we will solicit any further votes of our stockholders with respect to the approval of the specific terms of any particular sale of assets approved by our board of directors.

Subject to the payment or the provision for payment of our indebtedness and other obligations, we will distribute from time to time pro rata to the holders of the common stock our cash on hand, together with the cash proceeds of any sales of our other assets. While the Plan of Liquidation permits us to distribute non-cash assets to our stockholders, we do not anticipate making any non-cash distributions. We intend to establish a reserve, referred to as the Contingency Reserve, in an amount determined by our board of directors to be sufficient to satisfy actual and potential liabilities, expenses and obligations. The net balance, if any, of the Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to our stockholders pro rata.

If deemed necessary by our board of directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more trusts established for the benefit of our stockholders, which assets would be sold or distributed on terms approved by our trustees. If all of our assets, including the Contingency Reserve, are not sold or distributed prior to the third anniversary of our dissolution, we will transfer in a final distribution such remaining assets to a trust. Any of such trusts are sometimes referred to in this proxy statement as liquidating trusts.

In the event of a transfer of assets to a liquidating trust, we would distribute, pro rata to the holders of our common stock, beneficial interests in any such liquidating trust or trusts. We anticipate that the interests in any such trusts will not be transferable. Therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them.

The Plan of Liquidation authorizes our board of directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause StorageNetworks to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our board of directors. Approval of the Plan of Liquidation and our dissolution also will constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

We expect to close our stock transfer books and discontinue recording transfers of shares of common stock on the date of our dissolution. In this proxy statement, we sometimes refer to this date of dissolution as the Final Record Date. Thereafter, certificates representing shares of common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates.

Following approval of the Plan of Liquidation and our dissolution by our stockholders, a certificate of dissolution will be filed with the State of Delaware. The dissolution will become effective, in accordance with the General Corporation Law of the State of Delaware, or DGCL, upon proper filing of the certificate of dissolution with the Secretary of State or upon such later date as may be specified in the certificate of dissolution. We currently intend to file the certificate of dissolution within approximately 20 days following stockholder approval of the Plan of Liquidation and our dissolution. Pursuant to the DGCL, we will continue to exist for three years after the dissolution or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against our company, and enabling us to gradually settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. However, any action commenced by or against us during the three year dissolution period will not terminate by reason of the expiration of the period.

Abandonment or Amendment

Under the Plan of Liquidation, our board of directors may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by the DGCL. We may not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

Liquidating Distributions

Although our board of directors has not established a firm timetable for distributions to our stockholders if the Plan of Liquidation and our dissolution are approved by the stockholders, our board of directors intends to, subject to contingencies inherent in winding up our business, authorize such distributions as promptly as reasonably practicable. We currently anticipate that we will make an initial liquidating distribution to stockholders within approximately 20 days following the Final Record Date. We currently expect to distribute in this distribution an initial amount between $             and $             per share (based on 99,469,272 shares of common stock, and 4,608,214 options with an exercise price of under $1.70 per share, outstanding as of August 12, 2003). Our board of directors is, however, currently unable to predict the precise amount or timing of this distribution or any other distributions pursuant to the Plan of Liquidation. Our board of directors, in its sole discretion, will determine the actual amount and timing of all distributions. We expect to conclude the liquidation on or about the third anniversary of the filing of the certificate of dissolution in Delaware by a final liquidating distribution either directly to our stockholders or to a liquidating trust.

We do not plan to satisfy all of our liabilities and obligations prior to making distributions to our stockholders, but instead we plan to establish a Contingency Reserve and reserve assets deemed by our board of directors to be adequate to provide for such liabilities and obligations.

Uncertainties as to the precise net value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the exact net value ultimately distributed to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following approval of the Plan of Liquidation and our dissolution. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. While we do not believe that a precise estimate of those expenses can currently be made, we believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and that we will make one or more cash distributions to stockholders. However, we can give no assurances that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and that we will make cash distributions to stockholders.

Sales of Our Assets

The Plan of Liquidation gives our board of directors the authority to sell all of our remaining assets. Agreements for the sale of assets may be entered into prior to the annual meeting and, to the extent required by law, may be contingent upon the approval of the Plan of Liquidation and our dissolution at the annual meeting. Approval of the Plan of Liquidation and our dissolution will constitute approval of any such agreements and sales. We will sell our remaining assets on such terms as are approved by our board of directors. We may conduct sales by any means, including by competitive bidding or privately negotiated sales. We do not anticipate that we will solicit any further stockholder votes with respect to the approval of the specific terms of any particular sale of assets approved by our board of directors. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the supply and demand for such assets, the rate of inflation, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and regulatory approvals. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

Our sale of an appreciated asset will result in the recognition of taxable gain to the extent the fair market value of such asset exceeds our tax basis in such asset. We believe that we have sufficient useable net operating losses to offset substantially all of the federal income or gain that could be recognized by us for federal income tax purposes.

Our Conduct Following Adoption of the Plan of Liquidation

Since the adoption of the Plan of Liquidation by our board of directors, we have effectively terminated our operations and terminated most of our employees. In addition, Paul Flanagan ceased to be an executive officer and employee of StorageNetworks and Dean Breda has been appointed as our President, Chief Executive Officer and Secretary. The continuing directors, officers and employees will receive compensation for the duties then being performed as determined by our board of directors. This could include compensation above their regular compensation.

Following approval of the Plan of Liquidation and our dissolution by our stockholders, our activities will be limited to winding up our affairs, taking such action as we believe may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our board of directors determines to be in the best interests of our stockholders.

Following the approval of the Plan of Liquidation and our dissolution by our stockholders, we will continue to indemnify our officers, directors, employees and agents in accordance with our restated certificate of incorporation for actions taken in connection with the Plan of Liquidation and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets or the assets of any liquidating trust. Our board of directors and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be necessary or desirable to cover our indemnification obligations under the Plan of Liquidation.

Contingency Reserve

Under the DGCL, we are generally required, in connection with our dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. Following approval of the Plan of Liquidation and our dissolution by our stockholders, we will pay all expenses and fixed and other known liabilities, or set aside a Contingency Reserve consisting of cash or other assets that we believe to be adequate for payment of those known liabilities, as well as claims that are unknown or have not yet arisen but that, based on facts known to us, are likely to arise or become known to us within 10 years after the date of our dissolution. We are currently unable to estimate with precision the amount of any Contingency Reserve that may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts initially available for distribution to stockholders.

The actual amount of the Contingency Reserve will be based upon estimates and opinions of our board of directors, derived from consultations with management and outside experts and a review of, among other things, our estimated contingent liabilities and our estimated operating expenses, including, without limitation, anticipated compensation payments, estimated investment banking, legal and accounting fees, rent, payroll, taxes, miscellaneous office expenses and expenses accrued in our financial statements. The Contingency Reserve may not be sufficient to satisfy all obligations, expenses and liabilities, in which case a creditor could bring a claim against one or more of our stockholders for each stockholder’s pro rata portion of the claim, up to the total amount distributed by us to the stockholder pursuant to the Plan of Liquidation. Subsequent to the establishment of the Contingency Reserve, we will distribute to our stockholders any portions of the Contingency Reserve that our board deems no longer to be required.

Liquidating Trust

If deemed necessary, appropriate or desirable by our board of directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by our trustees. Our board of directors may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our board of directors determines that it would not be in our best interests and our stockholders for such assets to be distributed directly to stockholders at such time. If all of our assets, including the Contingency Reserve, are not sold or distributed to our stockholders prior to the third anniversary of the dissolution, we must transfer in a final distribution such remaining assets to a liquidating trust. Notwithstanding the foregoing, to the extent that the distribution to our stockholders or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying our liabilities, if any, assumed by the trust, to our stockholders. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any expenses and liabilities that remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust’s other unsold assets.

The Plan of Liquidation authorizes our board of directors to appoint one or more individuals or entities, including officers, directors, employees, agents or representatives of StorageNetworks, to act as trustee or trustees of the liquidating trust or trusts and to cause StorageNetworks to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our board of directors. Approval of the Plan of Liquidation and our dissolution by our stockholders will also constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

We have no present plans to use a liquidating trust or trusts, but our board of directors believes the flexibility provided by the Plan of Liquidation with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between StorageNetworks and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. The transfer to the trust and distribution of interests therein to our stockholders would enable us to divest ourself of the trust property and permit our stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. We anticipate that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests, subject to our election to require the surrender of stock certificates. See “Final Record Date” below. We also anticipate that interests in the trust would generally not be transferable.

Potential Liability of Stockholders

Under the DGCL, in the event we fail to create an adequate Contingency Reserve for payment of our expenses and liabilities, or should such Contingency Reserve and the assets held by the liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for the payment to creditors of the amounts received by such stockholder from us or from the liquidating trust or trusts under the Plan of Liquidation. The amount of this liability is limited to the stockholder’s pro rata portion of the payment to the creditor in the event we create an adequate Contingency Reserve under the DGCL.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor could seek an injunction against us making distributions under the Plan of Liquidation. Any such action could delay or substantially diminish the cash distributions to stockholders.

Also, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise. See “Certain Federal Income Tax Consequences.”

Final Record Date

We will close our stock transfer books and discontinue recording transfers of shares of common stock on the Final Record Date. Accordingly, after the Final Record Date, certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur on or after the Final Record Date. All liquidating distributions made by us or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of common stock as of the Final Record Date. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by StorageNetworks or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

We currently intend to close our stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in record ownership of the shares will cease on and after the Final Record Date.

Our common stock was delisted from the NASDAQ National Market on August 18, 2003 and began trading on the over-the-counter electronic bulletin board of the National Association of Securities Dealers, Inc., or the OTCBB. As a consequence of such delisting, an investor may find it more difficult to dispose of, or to obtain quotations as to, the price of the common stock. Delisting of the common stock may also result in lower prices for the common stock than would otherwise prevail.

We do not anticipate that the interests in a liquidating trust or trusts will be transferable.

Absence of Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan of Liquidation.

Regulatory Approvals

We do not believe that any material United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

Reporting Requirements

Even if the Plan of Liquidation and our dissolution are authorized and approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. If the Plan of Liquidation and our dissolution are authorized and approved, in order to curtail expenses, we will, after filing our certificate of dissolution, seek relief from the Commission from these reporting requirements. We anticipate that, if such relief were granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Commission might require.

Continuing Indemnification and Insurance

Following stockholder approval of the Plan of Liquidation and our dissolution, we will continue to indemnify our officers, directors, employees and agents for their actions in accordance with the terms of our restated certificate of incorporation, including for actions taken in connection with the Plan of Liquidation and the wind-down of our business and affairs. We may enter into indemnification agreements to provide this indemnification. We have maintained, and intend to continue to maintain, director and officer liability insurance for the benefit of such persons. As part of our wind-down, we have purchased an option for a “tail” policy, meaning we have prepaid the premium to continue to maintain such insurance for six years for claims made following the filing of our certificate of dissolution. Since our insurance policy may, depending upon the circumstances, require us to pay the initial amount of any liability incurred and then to pay the further costs of defending a claim, subject to reimbursement from the insurance carrier, we intend to provide for this contingency in the Contingency Reserve.

Treatment of Stock Options

Under our stock option plans, all of our outstanding stock options will become fully vested prior to our dissolution and will terminate upon our dissolution. If an option terminates upon dissolution, the optionholder will be entitled to receive such optionholder’s pro rata portion of any distributions to stockholders as if the optionholder had exercised the option immediately prior to dissolution. We will deduct from payments to optionholders the aggregate exercise price of the option, meaning that an optionholder will not receive any distributions unless and until the aggregate amount of the distributions per share exceeds the exercise price of the option per share.

As a result, an optionholder will receive the same net amount as a result of the liquidation that the optionholder would have received if the optionholder had exercised the option prior to dissolution but will not be required to bear the risk of exercising an option without knowing whether the amount payable in respect of the shares exceeds the option exercise price. We will also be entitled to deduct from distributions to optionholders any tax withholding amounts.

As a result of this treatment of options, any reference in this proxy statement to distributions to stockholders shall also be deemed to include our distributions to optionholders.

Payment of Expenses

We may, in the discretion of our board of directors, pay any brokerage, agency, professional and other fees and expenses to any person in connection with the sale or other disposition of our assets and the implementation of the Plan of Liquidation.

Certain Federal Income Tax Consequences

The following discussion is a general summary of the material federal income tax consequences of the Plan of Liquidation to our stockholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Code, U.S. Department of the Treasury regulations, Internal Revenue Service, or the IRS, rulings, and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

Distributions pursuant to the Plan of Liquidation may occur at various times and in more than one tax year. We can give no assurance that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences stated herein proves to be incorrect, the result could be increased taxation at the corporate or stockholder level, thus reducing the benefit to StorageNetworks and our stockholders of the liquidation. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder’s individual circumstances.

Consequences to StorageNetworks

After the approval of the Plan of Liquidation and our dissolution and until the liquidation is completed, we will continue to be subject to income tax on our taxable income such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Upon the distribution of any non-cash asset to our stockholders pursuant to the Plan of Liquidation (including distributions of assets to a liquidating trust or trusts), we will recognize gain or loss as if such asset were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply. We anticipate that no such exception will apply and, accordingly, that we should recognize gain or loss on any distribution of non-cash assets to stockholders pursuant to the Plan of Liquidation. We believe that we have sufficient useable net operating losses to offset substantially all of the federal income or gain that may be recognized by us for federal income tax purposes.

Consequences to Stockholders

Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value, at the time of distribution, of any property distributed to them (including distributions of assets to a liquidating trust or trusts), and (2) their tax basis for their shares of common stock. A stockholder’s tax basis in such stockholder’s shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto.

A stockholder’s gain or loss will be computed on a “per share” basis. We expect to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder’s tax basis in such stockholder’s shares of stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when our final distribution to stockholders has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets and will be long-term capital gain or loss if the stock has been held for more than one year. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is, therefore, generally capital gain rather than ordinary income.

Upon any distribution of property, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder’s future sale of that property will be measured by the difference between the stockholder’s tax basis in the property at the time of such sale and the proceeds of such sale.

After the close of our taxable year, we will provide our stockholders and the IRS with a statement of the amount of cash distributed to stockholders and our best estimate as to the value of any property distributed to them during that year. The IRS could challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to our stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring that stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a stockholder is required to satisfy any liability of ours not fully covered by our Contingency Reserve, payments by a stockholder in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of an individual stockholder, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Consequences to Optionholders

Terminated (Unexercised) Options.    Holders of incentive stock options, or ISOs, and non-statutory stock options who do not exercise the options prior to termination of the options upon our dissolution and who receive a pro rata portion of distributions to stockholders in respect of their terminated unexercised options will be subject to tax at ordinary income rates on the amounts received.

Non-Statutory Options.    Holders of non-statutory options who exercise their options prior to the termination of the options upon our dissolution will recognize ordinary compensation income equal to the excess of the value of the stock at the time of exercise over the exercise price. Any additional gain upon liquidation will be short-term, if the stock is held for one year or less at the time of liquidation. Ordinary income and short-term capital gain are subject to tax at a current maximum rate of 35%.

Incentive Stock Options.    Generally, holders of ISOs who exercise their options prior to the termination of the options upon our dissolution are not subject to regular income tax at the time of exercise. However, the difference, or spread, between the fair market value of the stock received on the date of exercise and the exercise price is included in the employee’s alternative minimum taxable income in the year of exercise. If the employee makes a sale or other disposition, within two years after grant or within one year after exercise, of stock received on the exercise of an ISO, the employee forfeits ISO tax treatment and recognizes ordinary compensation income in the year of disposition, generally equal to the spread on the date of exercise. Any additional gain is capital gain, which will be short-term if the stock is held for one year or less at the time of liquidation. Ordinary income and short-term capital gain are currently subject to tax at a maximum income tax rate of 35%. Although an early disposition of stock generally does not avoid the inclusion of the spread at exercise in alternative minimum taxable income, an early disposition made in the year of exercise usually negates any alternative minimum tax liability.

Accordingly, holders of ISOs who exercise their options within the two-year period preceding the liquidation will be treated as having made a disqualifying disposition and will recognize ordinary compensation income in the year of liquidation equal to the spread on the date of exercise. It is anticipated that the liquidation will, for this purpose, be deemed to occur within the year 2003 and accordingly holders of ISOs who exercise their options in 2003 will not include the spread in the computation of the alternative minimum tax.

The Liquidating Trust or Trusts

If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts. In such event, the amount of the distribution will be reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves should not be subject to tax. After formation of the liquidating trust or trusts, the stockholders will take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

Taxation of Non-United States Stockholders

Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Liquidation.

State and Local Tax

Stockholders may also be subject to state or local taxes and should consult their tax advisors with respect to the state and local tax consequences of the Plan of Liquidation.

The foregoing summary of certain federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the plan may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the tax consequences of the Plan of Liquidation.

Opinion of Sonenshine Pastor Advisors LLC

We retained Sonenshine Pastor Advisors LLC to act as an advisor and, if requested, to render an opinion as to whether management’s estimated amount of consideration payable to stockholders in a transaction, including a liquidation of the company, was fair, from a financial point of view, to our stockholders. We did not impose any limitations upon Sonenshine Pastor with respect to the investigations made, procedures followed or factors considered in rendering its opinion. Our management cooperated fully with Sonenshine Pastor in connection with Sonenshine Pastor’s analysis.

Sonenshine Pastor has delivered to our board of directors its written opinion dated as of July 30, 2003. This opinion concludes that, as of such date, the estimated amount of cash payable to our stockholders pursuant to the Plan of Liquidation is fair, from a financial point of view, to our stockholders.

The full text of the Sonenshine Pastor fairness opinion is attached as Exhibit B to this proxy statement. The material features of the fairness opinion are summarized below. This summary is not complete. Stockholders are urged to read the fairness opinion in its entirety.

In rendering its opinion, Sonenshine Pastor:

•	reviewed certain publicly available financial and other information concerning StorageNetworks;

•	reviewed certain internal analyses and other information furnished by StorageNetworks;

•	held discussions with members of our senior management regarding our businesses and prospects and certain other strategic alternatives to liquidation that were explored by us;

•	reviewed the reported prices and trading activity for our common stock;

•	reviewed the analyses prepared by our management of our prospective liquidation;

•	compared certain of our financial and stock market information with similar information for certain other companies whose securities are publicly traded;

•	reviewed the transaction proposals that arose from management’s exploration of strategic alternatives during the months preceding the filing of the Plan of Liquidation;

•	reviewed the financial terms of certain recent corporate mergers, acquisitions, and liquidation transactions that Sonenshine Pastor deemed relevant in whole or in part;

•	reviewed the terms of the latest available draft of the Plan of Liquidation and certain related documents; and

•	performed such other studies and analyses and considered such other factors as it deemed appropriate.

In performing its work in connection with its fairness opinion, Sonenshine Pastor considered and relied on various representations of StorageNetworks and its senior management. Sonenshine Pastor did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning StorageNetworks, including, without limitation, any financial information, liquidation analyses, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Sonenshine Pastor assumed and relied upon the accuracy and completeness of all such information. In addition, Sonenshine Pastor did not conduct a physical inspection of any of the properties or assets and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of StorageNetworks. With respect to the liquidation analyses and other financial estimates and projections made available to Sonenshine Pastor and used in its analyses, Sonenshine Pastor assumed and was entitled to assume that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of StorageNetworks as to the matters covered thereby. In rendering its opinion, Sonenshine Pastor expressed no view as to the reasonableness of such analyses, forecasts and projections, or the assumptions on which they are based. Sonenshine Pastor’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

Sonenshine Pastor has consented to the inclusion of the fairness opinion in this proxy statement, provided that it is reproduced in full. However, the fairness opinion does not constitute a recommendation to any stockholder as to how the stockholders should vote at the annual meeting.

Sonenshine Pastor is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings and other corporate financial transactions.

Pursuant to an engagement letter, we agreed to pay Sonenshine Pastor a customary fee, which was contingent upon the earlier to occur of either delivery of a fairness opinion or an acquisition, liquidation or other similar transaction involving StorageNetworks, and to reimburse Sonenshine Pastor for any reasonable expenses incurred in connection with Sonenshine Pastor’s engagement. We also agreed to indemnify Sonenshine Pastor and its affiliates, and their respective control persons, directors, officers, employees and agents, against certain liabilities and expenses arising out of Sonenshine Pastor’s engagement. In 2003, Sonenshine Pastor was engaged by us to provide financial advisory services to us, and we paid customary fees for the rendering of those services.

Liquidation Analysis and Estimates

Our management has estimated, as of June 30, 2003, the following potentially realizable values or ranges of realizable values for our assets, estimated liabilities and estimated costs of liquidation after we cease operations. There can be no assurance, however, that we will incur costs or be able to settle our liabilities or dispose of our assets within the indicated ranges, or at all. We have not sought current, independent appraisals for any of our assets or liabilities.

	Low	High
	(in thousands, except per share amounts)
(i) Estimated Value of Assets of the Company
Cash, cash equivalents and marketable instruments	$201.0	$201.0
Accounts receivable	1.0	1.5
Other assets (a)	—	3.0
Total estimated assets	$202.0	$205.5
(ii) Estimated Liabilities of the Company
Accounts payable to vendors	(1.0)	(1.0)
Capital lease obligations	(3.5)	(3.5)
Accrued expenses, contingency reserves and off balance sheet commitments (b)	(22.6)	(19.2)
Total estimated liabilities	$(27.1)	$(23.7)
(iii) Estimated Operating Costs and Interest Income After June 30, 2003
Operating costs, including dissolution transaction costs (c)	(5.5)	(4.0)
Employee severance and related costs	(4.1)	(4.1)
Other costs, including insurance, costs to terminate existing leases and asset disposal costs (d)	(5.4)	(3.9)
Total estimated operating costs	(15.0)	(12.0)
Estimated net interest income during liquidation	1.0	1.3
Net Estimated Costs During Liquidation Period	$(14.0)	$(10.7)
(iv) Estimated Net Proceeds Available for Distribution to Stockholders	$160.9	$171.1
(v) Estimated Net Proceeds Available for Distribution per Outstanding Common Share (e)	$1.60	$1.70

Notes:

(a)	Includes estimated proceeds from the return of security deposits and the sale and disposition of long-lived assets.
(b)	Includes an estimated settlement of accrued liabilities, including real estate lease obligations, capital lease termination costs, employee compensation costs, estimated costs related to disputed claims and other operating costs.
(c)	Includes payroll costs, and overhead operating costs such as rent, legal fees, accounting fees, taxes, insurance and other operating costs. Also includes estimated costs related to the dissolution.
(d)	Includes cost of the director and officer six-year tail insurance policy and certain lease termination and asset disposition costs.
(e)	Based upon 99,469,272 shares of common stock outstanding and 4,608,214 stock options outstanding. Under our stock option plans, all of our outstanding stock options will become fully vested prior to our dissolution and will terminate upon our dissolution. If an option terminates upon dissolution, the optionholder will be entitled to receive such optionholder’s pro rata portion of any distributions to stockholders as if the optionholder had exercised the option immediately prior to dissolution. We will deduct from payments to optionholders a total of $5.4 million, representing the aggregate exercise price of the option, meaning that an optionholder will not receive any distributions unless and until the aggregate amount of the per share distributions exceeds the per share exercise price of the option.

The method used by us in estimating the values and value ranges or our assets other than cash and cash equivalents is inexact and may not approximate values actually realized. In addition, our estimates of our liabilities and operating costs are subject to numerous uncertainties beyond our control and also do not reflect any unknown liabilities or contingent liabilities that may materialize. For these reasons, the actual net proceeds distributed to stockholders in liquidation could be significantly less than the estimated amounts shown.

Since the terms of any disposition of assets pursuant to the Plan of Liquidation have not been determined, we have concluded that pro forma financial information concerning the Plan of Liquidation cannot be presented in any meaningful fashion. The following table sets forth a reconciliation of relevant portions of the estimates set forth above under “Liquidation Analysis and Estimates” with StorageNetworks’ stockholders equity, as set forth in its unaudited balance sheet as of June 30, 2003.

	Low	High
	(in thousands)
Total stockholders’ equity as of June 30, 2003	$182.8	$182.8
(Reduction) Increase in carrying value of assets and liabilities as of June 30, 2003 compared to the estimated fair value	(7.9)	(1.0)
Estimated net operating costs during liquidation	(14.0)	(10.7)
Estimated Net Proceeds Available for Distribution to Stockholders	$160.9	$171.1

Vote Required and Board Recommendation

The approval of the Plan of Liquidation and our dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

Our board of directors believes that the Plan of Liquidation and the dissolution of our company are in the best interests of our stockholders and recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL 2 – ELECTION OF DIRECTOR

Our board of directors currently consists of three persons, divided into three classes serving staggered terms of three years. Currently there is one director in Class I (whose term expires at the annual meeting of Stockholders in 2004), one director in Class II (whose term expires at the annual meeting of Stockholders in 2005) and one director in Class III (whose term expires at this annual meeting). The one Class III director to be elected at this annual meeting will hold office until the annual meeting of stockholders in 2006 or until his successor has been duly elected and qualified.

Effective upon the final adjournment of the annual meeting, our board of directors will continue to consist of three members. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The persons named in the enclosed proxy card will vote to elect Peter W. Bell as the Class III director, unless the proxy card is marked otherwise. Mr. Bell is currently the Class III director. In the event that Mr. Bell becomes unavailable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. It is expected that Mr. Bell will be available to serve. Our board of directors recommends that our stockholders vote FOR the election of Mr. Bell.

Set forth below is the name of each member of our board of directors (including the nominee for election as Class III director), his age as of August 12, 2003, the year in which he became a director of StorageNetworks, his principal occupation and business experience during the past five years and the names of other publicly held companies of which he serves as a director. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of July 31, 2003, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.” Also set forth below are the names of our executive officers, their ages as of August 12, 2003 and their principal occupations and employment during the past five years.

Nominee for Term Expiring in 2006 (Class III Director)

Peter W. Bell, age 39, a co-founder of StorageNetworks, has been a member of our board of directors since August 1998 and has served as our Chairman of the Board since January 2000. Mr. Bell served as our Chief Executive Officer and President from October 1998 to January 2003. From July 1997 to July 1998, Mr. Bell served as the Vice President of Worldwide Sales at Andataco, Inc., an integrator of storage technology products. From July 1996 to July 1997, Mr. Bell served as the Executive Vice President of Sales, Services and Marketing at NetXchange, a provider of Internet telephony software. Between November 1986 and June 1996, Mr. Bell held a variety of management positions in marketing, operations and sales at EMC Corporation, a vendor of storage hardware, software and services, including Director of Sales, Open Storage Group.

Director Whose Term Expires in 2005 (Class II Director)

Robert E. Davoli, age 55, has served as a director of StorageNetworks since December 1998, as a member of the Compensation Committee since August 1999, as a member of the Audit Committee since January 2002 and as a member of the nominating and corporate governance committee since February 2003. Mr. Davoli has been a general partner of Sigma Partners, a venture capital firm, since 1995. Prior to his association with Sigma Partners, he was President and Chief Executive Officer of Epoch Systems, a vendor of client-server data management software products. Mr. Davoli also serves on the board of directors of Internet Security Systems, Inc., Vignette Corporation and Versata, Inc.

Director Whose Term Expires in 2004 (Class I Director)

Paul C. Flanagan, age 38, has served as a director since January 2003. Mr. Flanagan served as our President, Chief Executive Officer and Treasurer from January 2003 to July 2003, as Chief Financial Officer from March

1999 to January 2003, as Executive Vice President from April 2000 to January 2003, and as our Chief Operating Officer from April 2002 to January 2003. From May 1997 to February 1999, Mr. Flanagan served as Vice President of Finance for Lasertron, Inc., a manufacturer of fiber optic components for the telecommunications industry. From December 1995 to May 1997, Mr. Flanagan served as Vice President of Finance and Administration for Vitol Gas and Electric, LLC, an energy commodity trading company. From September 1986 to December 1995, Mr. Flanagan was employed by Ernst & Young LLP, a public accounting firm.

Executive Officers of StorageNetworks

Dean J. Breda, 41, has served as our President, Chief Executive Officer and Secretary since July 2003 and previously served as our Vice President and General Counsel from July 1999 until July 2003. From June 1997 to July 1999, Mr. Breda served as Senior Counsel at Oak Industries Inc., a manufacturer of components for the telecommunications industry. From September 1989 through June 1997, Mr. Breda was an associate at the law firm of Testa, Hurwitz & Thibeault, LLP.

Scott J. Dussault, 32, has served as our Vice President and Chief Financial Officer since January 2003 and as our Treasurer since July 2003. Previously, Mr. Dussault served as our Vice President of Finance from January 2001 to January 2003, as our Director of Finance from January 2000 to January 2001, and as our Controller from May 1999 to January 2000. Prior to joining StorageNetworks, Mr. Dussault was an audit manager in Ernst & Young’s entrepreneurial services group from August 1993 to May 1999.

Each executive officer serves at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal.

Board and Committee Meetings

Our board of directors held seven meetings during the year ended December 31, 2002. No current director attended fewer than 75% of such meetings of our board of directors and the committees on which he serves.

Our board of directors has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Davoli serves as the sole member of each of these committees.

The Audit Committee held eight meetings during 2002. The Audit Committee reviews the professional services provided by our independent auditors, the independence of such auditors from our management, our annual financial statements and our system of internal accounting controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention.

The Compensation Committee held three meetings during 2002. The Compensation Committee reviews executive salaries, administers bonuses, incentive compensation and stock plans, and approves the salaries and other benefits of our executive officers.

The Nominating and Corporate Governance Committee was formed in February 2003. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Any such recommendation should be sent to the Secretary of StorageNetworks.

Compensation of Directors

Our non-employee directors receive an annual retainer of $8,000 per year and $1,000 for each board meeting they attend, including telephonic meetings, and we reimburse non-employee directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors. Directors are not compensated for attendance at any meeting of a committee of our board of directors. In addition, non-employee directors are eligible to receive stock options and other equity awards under our 2000 Stock Plan and 2000 Non-Employee Director Stock Option Plan.

Under our 2000 Non-Employee Director Stock Option Plan, each new non-employee director receives an option to purchase 25,000 shares of common stock on the date he or she is first elected to the board, and all non-employee directors are automatically granted an option to purchase 10,000 shares of common stock immediately following each annual meeting of stockholders. Options granted to our non-employee directors are fully vested on the date of grant, and we have the right to repurchase any shares issued upon exercise of these options for two years from the date of grant. Unexercised options terminate three months after the date a director ceases to be a director.

In July 2003, our board of directors amended the 2000 Non-Employee Director Stock Option Plan to provide that no options will be granted to directors in connection with the annual meeting.

On April 26, 2002, we granted each of our then-current non-employee directors, Messrs. Robert Davoli, Stephen Gaal and Michael Lambert, a fully vested option to purchase 50,000 shares of common stock at an exercise price of $2.79 per share under our 2000 Stock Plan. On May 15, 2002, each of those non-employee directors automatically received a fully vested option to purchase 10,000 shares of common stock at an exercise price of $2.73 per share under our 2000 Non-Employee Director Stock Option Plan. In 2002, Messrs. William Weyand and George McClelland, who resigned from our board of directors in February 2003, each received fully vested options to purchase an aggregate of 50,000 shares of common stock at an exercise price of $1.56 and $0.97 per share, respectively, on the date he was first elected to the board of directors.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth information with respect to the compensation earned in each of the last three fiscal years by our chief executive officer as of December 31, 2002 and our other most highly compensated executive officers who were serving as executive officers at December 31, 2002 and whose total annual compensation exceeded $100,000. We refer to these individuals collectively as our Named Executive Officers. In the table below, columns required by the regulations of the Commission have been omitted where no information was required to be disclosed under those columns.

		Annual Compensation							Long-Term Compensation Awards (2)
Name and Principal Position	Year	Salary ($)		Bonus ($)			Other Annual Compensation (1)		Number of Securities Underlying Options
Peter W. Bell (3) Chairman of the Board of Directors, Former President and Chief Executive Officer	2002 2001 2000	$225,000 225,000 179,167	(4)	$	— 100,000 100,000		68,911 51,657 53,137	(5) (6) (6)	1,001,250 250,000 —
Paul C. Flanagan (7) Former Executive Vice President, Chief Financial Officer and Chief Operating Officer	2002 2001 2000	200,000 200,000 159,583			— 100,000 80,000	(8)	18,601 30,071 —	(6) (6)	1,001 850,000 10,000
Jeffrey P. Keohane (9) Former Executive Vice President, Business Operations	2002 2001	175,000 141,193			— 100,000	(10)	— —		201,250 600,000

(1)	Perquisites for each of the named executive officers did not exceed the lesser of $50,000 or 10% of the total salary and bonus for the respective fiscal years and have been omitted in accordance with Commission rules.
(2)	We do not have any long-term compensation plans that include any long-term incentive payouts. No stock appreciation rights have been granted or are held by any of the named executive officers.
(3)	Mr. Bell served as our president and chief executive officer from October 1998 to January 2003.

(4)	Mr. Bell was paid $18,750 in salary for 2002. Effective as of February 2002, Mr. Bell elected to defer payment of the remainder of his base salary, which we paid to him on January 2003 under his executive retention agreement.
(5)	During 2002, we paid $68,911 on behalf of Mr. Bell for tax consulting and related services. Upon Mr. Bell’s removal as our president and chief executive officer in January 2003, we paid him $306,250 pursuant to an executive retention agreement, which included the salary Mr. Bell deferred in 2002. We will pay Mr. Bell an additional $225,000 in installments from January 2003 through December 2003 pursuant to the executive retention agreement.
(6)	Represents after-tax amount we paid on behalf of the executive for tax consulting and related services.
(7)	Mr. Flanagan served as our president and chief executive officer from January 2003 to July 2003.
(8)	We did not pay bonuses to our executive officers in 2002. Following Mr. Flanagan’s appointment as our president and chief executive officer, he received a retention bonus of $75,000 in January 2003. Mr. Flanagan’s employment ended in July 2003. We paid Mr. Flanagan an additional $681,250 as severance and other termination benefits pursuant to an executive retention agreement as a result of our termination of Mr. Flanagan’s employment in July 2003.
(9)	Mr. Keohane’s employment commenced in 2001 and ended in June 2003. Mr. Keohane ceased being an executive officer during 2002.
(10)	Mr. Keohane also received a retention bonus of $52,000 in January 2003.

Option Grants During Fiscal Year 2002

The following table sets forth each grant of stock options during 2002 to each of our Named Executive Officers. No stock appreciation rights were granted during 2002.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2002 (%) (1)	Exercise Price Per Share ($/share)	Expiration Date		5% ($)	10% ($)
Peter W. Bell	1,250 1,000,000	.02 12.04	2.79 2.79	4/27/12 4/27/12	(3) (4)	2,193 1,754,616	5,558 4,446,541
Paul C. Flanagan	1,250 1,000,000	.02 12.04	2.79 2.79	4/27/12 4/27/12	(5) (6)	2,193 1,754,616	5,558 4,446,541
Jeffrey P. Keohane	1,250 200,000	.02 2.4	2.79 2.79	4/27/12 4/27/12	(5) (7)	2,193 350,923	5,558 889,308

(1)	The percentage of total options granted to employees in 2002 is calculated based on options granted to employees under our amended and restated 1998 Stock Incentive Plan and our 2000 Stock Plan.
(2)	The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our future stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall stock market conditions.
(3)	The original expiration date of this option was 4/27/12. However, this option was cancelled on 1/8/03.
(4)	The original expiration date of this option was 4/27/12. However, on 1/8/03, this option was cancelled with respect to 500,000 of the 1,000,000 shares, and the vesting of the option was accelerated with respect to the remaining 500,000 shares.
(5)	These options were originally scheduled to vest in seven years from the date of grant. However, the vesting of these options was accelerated in full in connection with the individual’s termination of employment.

(6)	This option was originally scheduled to vest in equal quarterly installments over three years beginning on 7/26/02. However, the vesting of this option was accelerated in full in connection with the individual’s termination of employment.
(7)	This option was originally scheduled to vest in equal quarterly installments over four years beginning on 7/26/02. However, the vesting of this option was accelerated in full in connection with the individual’s termination of employment.

Options Exercised During Fiscal Year 2002 and Fiscal Year-End Option Values

The following table sets forth for each of our Named Executive Officers the stock options exercised and the number and value of securities underlying unexercised options that were held by our Named Executive Officers as of December 31, 2002.

Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2002 Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at December 31, 2002($)(2) Exercisable/Unexercisable
Peter W. Bell	—	—	276,041 / 973,959	— / —
Paul C. Flanagan	16,756	10,054	543,160 / 1,394,584	$50,486 / —
Jeffrey P. Keohane	—	—	254,737 / 538,092	— / —

(1)	Based on the fair market value of our common stock on the day of exercise, less the option exercise price.
(2)	Based on the closing sale price of our common stock on December 31, 2002 ($1.16 per share), as reported on the NASDAQ National Market, less the option exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us or written representations from the reporting persons, we believe that during 2002 all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act. During 2003, Mr. Paul Flanagan and Mr. Bell each filed a late Form 4 reporting the receipt and grant, respectively, and the exercise, of a put option.

Compensation Committee Report on Executive Compensation

The Compensation Committee of our board of directors has furnished the following report on executive compensation.

The Compensation Committee of StorageNetworks’ board of directors, which consists of Mr. Davoli, reviews executive salaries, administers StorageNetworks’ stock plans and any executive bonus and other executive incentive plans and approves the salaries and other benefits of its executive officers. In addition, the Compensation Committee consults with StorageNetworks regarding its benefit plans and is responsible for reviewing StorageNetworks’ overall compensation policies and practices.

Compensation Philosophy

Since StorageNetworks’ inception in October 1998, StorageNetworks has sought to attract, retain and reward executive officers primarily through long-term equity incentives in the form of stock options. As such, the salary component of the executive officers’ compensation reflected base salary at a lower level and the stock component at a higher level than that of more established companies in similar industries. In 2002, compensation for StorageNetworks’ executive officers consisted of base salary and potential bonuses based upon the executive officer’s individual performance and the overall performance of StorageNetworks.

StorageNetworks’ executive compensation program for 2002 was also intended to align executive and stockholder interests by providing executives with an equity interest in StorageNetworks through the granting of stock options. In general, the size of option grants were recommended by Peter Bell, chairman of the board, and former president and chief executive officer, to the full board or the Compensation Committee for approval. These recommendations were reviewed on the basis of various factors, including the executive’s responsibilities, the executive’s past, present and expected contributions to StorageNetworks and current market grants in companies of similar size, market capitalization and industry. The option grant to Mr. Bell during 2002 was determined solely by the Compensation Committee.

Compensation in 2002

Base Salary.    Base salaries for fiscal 2002 were set within the range of compensation of executive officers that have comparable qualifications, experience and responsibilities at comparable companies.

Incentive Bonus.    During 2002, StorageNetworks’ bonus plan was based upon StorageNetworks’ overall performance and upon individual performance against individual objectives during the year. In general, fifty percent of an individual’s bonus was based on the achievement of individual performance goals and fifty percent was based on StorageNetworks’ overall performance.

Long-Term Incentives.    StorageNetworks granted stock options to its executive officers to tie executive officer compensation directly to increases in stockholder value. In determining the size of each stock option grant awarded to executive officers, the executive officer’s position with StorageNetworks, the executive officer’s past performance and the number and price of unvested options then held by the executive officer were taken into account. Stock options granted to executive officers have an exercise price equal to the fair market value on the date of grant.

Chairman and Chief Executive Officer Compensation

Mr. Bell served as StorageNetworks’ president and chief executive officer during 2002. For 2002, the Compensation Committee determined Mr. Bell’s salary based on comparative salaries of chief executive officers of similar companies in similar industries and the overall performance of StorageNetworks. In 2002, Mr. Bell was entitled to receive a salary of $225,000 and a bonus of up to $100,000. Mr. Bell elected to defer his base salary from February 2002 through the remainder of that year and was not awarded a bonus. As part of Mr. Bell’s retention agreement, the deferred salary was paid to him in full in January 2003.

Policy on Deductibility of Executive Compensation

Section 162(m) of the Code disallows a deduction to public companies for compensation over $1,000,000 paid to the company’s chief executive officer and four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Historically, the compensation of each executive officer has been well below the $1,000,000 limit. The Compensation Committee has generally attempted to structure stock option grants in a manner that complies with Section 162(m) of the Code.

By the Compensation Committee of the Board of Directors

Robert A. Davoli

Compensation Committee Interlocks and Insider Participation

Mr. Davoli is currently the sole member of the compensation committee. Prior to their resignations from our board of directors, Messrs. Stephen Gaal, Michael Lambert, George McClelland and William Weyand also served on our compensation committee at times during 2002. Neither Mr. Davoli, nor any other board member who served on our compensation committee, was at any time during 2002, or formerly, an officer or employee of StorageNetworks or any of our subsidiaries, and none had any relationship with StorageNetworks requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our compensation committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee of StorageNetworks’ board of directors is composed of one member and acts under a written charter first adopted and approved by the board in March 2000 and amended and restated in February 2003, a copy of which is attached as Exhibit C to this proxy statement. The sole member of the Audit Committee is an independent director, as defined by its charter and the rules of the NASDAQ National Market.

The Audit Committee reviewed StorageNetworks’ audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with StorageNetworks’ management. Management is responsible for StorageNetworks’ financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. StorageNetworks’ independent auditors, Ernst & Young, are responsible for performing an independent audit of, and issuing a report on, those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

As appropriate, the Audit Committee reviews and evaluates, and discusses with StorageNetworks’ management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of StorageNetworks’ financial statements;

•	StorageNetworks’ financial disclosure documents;

•	management’s selection, application and disclosure of critical accounting policies;

•	StorageNetworks’ accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to StorageNetworks; and

•	the adequacy of StorageNetworks’ internal controls and accounting, financial and auditing personnel.

Management represented to the Audit Committee that StorageNetworks’ financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Ernst & Young. SAS 61 requires StorageNetworks’ independent auditors to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

StorageNetworks’ independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from StorageNetworks. The Audit Committee also considered whether the independent auditors’ provision of certain other, non-audit related services to StorageNetworks is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to StorageNetworks’ board of directors that the audited financial statements be included in StorageNetworks’ Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee and the board of directors have also recommended, subject to stockholder approval, the selection of StorageNetworks’ independent auditors.

By the Audit Committee of the Board of Directors

Robert E. Davoli

Comparative Stock Performance

The following graph compares the cumulative total return to stockholders of our common stock for the period from June 30, 2000, the date our common stock was first traded on the NASDAQ National Market, through December 31, 2002, with the cumulative total return over such period of (1) the NASDAQ Stock Market (U.S.) Index and (2) the S&P Information Technology Sector Index. The graph assumes the investment of $100 in our common stock and in each of such indices and the reinvestment of all dividends.

Comparison of Cumulative Total Return
	StorageNetworks	S&P Information Technology Sector	Nasdaq US
6/30/2000	100.00	100.00	100.00
12/31/2000	27.49	57.33	61.76
12/31/2001	6.85	42.50	49.02
12/31/2002	1.29	26.60	33.89

In accordance with the rules and interpretations of the Commission, cumulative total return data for the common stock is based on the closing sale price of $90.25 per share on June 30, 2000, rather than the initial public offering price of $27.00 per share.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Exchange Act, that might incorporate other filings with the Commission, including this proxy statement, in whole or in part, the Compensation Committee Report on Executive Compensation, the Report of the Audit Committee and the above Cumulative Return graph shall not be deemed incorporated by reference into any such filings.

Certain Relationships and Related Party Transactions

Stockholder Agreements

In connection with sales of preferred convertible and common stock prior to our initial public offering, we entered into a stockholder rights agreement providing for registration rights with respect to the shares covered by the agreement. Mr. Davoli, one of our directors, is affiliated with entities that are party to the agreement, and Mr. Bell, one of our directors, is a party to such agreement.

Agreements With Executive Officers and Change of Control Provisions

In August 2001, we entered into an agreement with Mr. Paul Flanagan whereby certain options granted to Mr. Flanagan in 1999 for an aggregate of 700,000 shares were accelerated and became immediately exercisable, resulting in immediate vesting of 331,250 shares.

In August 2002, we entered into an Executive Retention Agreement with Mr. Paul Flanagan. This Agreement was amended in March and May 2003. As a result of the termination of Mr. Flanagan’s employment in July 2003, all of his outstanding options accelerated and immediately vested in full. We also paid Mr. Flanagan cash compensation consisting of a pro-rated percentage of his bonus for 2003, twelve months of base salary, an amount equal to his highest annual bonus payable during the preceding five year period and $25,000 for outplacement services. We are also obligated to continue Mr. Flanagan’s employment benefits for 12 months.

In January 2003, we began making payments to Mr. Bell pursuant to an Executive Retention Agreement we entered into with him in August 2002. Under the terms of this agreement, we are obligated to pay Mr. Bell his 2002 salary that was previously deferred, as well as severance, bonus and benefits for a period of twelve months. Under the terms of this agreement, the vesting of certain of Mr. Bell’s stock options accelerated, and all of his vested but unexercised options as of January 8, 2004 will terminate on that date.

The unvested portions of all options granted to Mr. Keohane, who was an executive officer in 2002, were accelerated in full by the board of directors in July 2003 in connection with the termination of his employment.

In March 2003, we entered into Executive Retention Agreements with each of Mr. Dussault and Mr. Breda, which were amended in May 2003. Under the terms of these agreements, in the case of a change of control event, including a sale of substantially all of our assets, a business combination or a liquidation, the executive’s options will accelerate and vest immediately in full. Additionally, if the executive’s employment is terminated without cause of by him for good reason in contemplation of or within 24 months after a change of control event, including a sale of substantially all of our assets, a business combination or a liquidation, we are obligated to pay the executive additional benefits and cash compensation consisting of amounts due through the date of termination, a pro-rated percentage of his bonus for that year, and an amount equal to his highest annual bonus payable during the preceding five year period and an amount equal to his highest annual base salary during the preceding five years and $25,000 for outplacement services.

PROPOSAL 3 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our board of directors has selected Ernst & Young LLP as our independent auditors for the year ending December 31, 2003. Ernst & Young has audited our financial statements for each fiscal year since our inception. Although stockholder approval of the selection of Ernst & Young is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. Our board of directors recommends that our stockholders vote FOR ratification of such selection. In the event of a negative vote, our board of directors will reconsider its selection.

Representatives of Ernst & Young are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Auditors Fees and Other Matters

Aggregate Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2002 and December 31, 2001 by Ernst & Young LLP.

	2002	2001
Audit Fees	$145,000	$136,000
Audit-Related Fees	$15,000	$15,000
Tax Fees	$42,000	$47,000
All Other Fees	—	—

Audit Fees

Audit fees consisted of fees for professional services rendered in connection with the audit of our annual financial statements for 2002 and 2001, reviews of financial statements included in our quarterly reports on Form 10-Q and accounting consultations related to the audited financial statements.

Audit-Related Fees

Audit-related fees consisted principally of fees for services relating to the audit of our 401(k) plan and on-line reference services.

Tax Fees

Tax fees consisted of fees in connection with tax compliance, tax advice and tax planning, including preparation of annual corporate tax returns and expatriate tax services.

All Other Fees

No other services were provided by Ernst & Young LLP in 2002 or 2001.

The Audit Committee has considered the anticipated effect, if any, the performance of non-audit services would have on the auditor’s independence.

SELECTED FINANCIAL DATA

You should read the selected financial data set forth below along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes in our Annual Report on Form 10-K for the year ended December 31, 2002, which is included in the accompanying Annual Report to Stockholders. We have derived the consolidated statement of operations data for 1998, 1999, 2000, 2001 and 2002 and the consolidated balance sheet data as of December 31, 1998, 1999, 2000, 2001 and 2002 from our audited consolidated financial statements.

Consolidated Statement of Operations Data:

	Period from October 5, 1998 (commencement of operations) to December 31, 1998	Year ended December 31, 1999	Year ended December 31, 2000	Year ended December 31, 2001	Year ended December 31, 2002
	(in thousands, except per share data)
REVENUES:
Managed services revenues	$—	$720	$30,733	$113,496	$91,080
Professional services revenues	—	3,203	17,485	10,129	3,037
User license fees	—	—	—	—	799
Equipment revenues	—	2,335	—	—	—

Total revenues	—	6,258	48,218	123,625	94,916
COSTS AND EXPENSES:
Cost of managed services revenues	101	8,400	72,961	120,232	59,920
Cost of professional services revenues	9	5,343	18,928	6,982	2,498
Cost of equipment revenues	—	2,111	—	—	—
Sales and marketing	39	7,304	53,986	56,695	17,854
General and administrative	231	5,558	17,882	24,712	15,374
Research and development	—	1,133	11,872	21,964	15,259
Amortization of deferred stock compensation(1)	—	1,301	5,061	3,866	1,257
Impairment charge and other related costs	—	—	—	114,449	59,737

Total costs and expenses	380	31,150	180,690	348,900	171,899

Loss from operations	(380)	(24,892)	(132,472)	(225,275)	(76,983)
Interest income	11	1,371	15,120	15,144	5,693
Interest expense	—	(393)	(7,513)	(14,682)	(9,405)
Other income (expense)	—	—	—	(160)	4,121

Net loss	$(369)	$(23,914)	$(124,865)	$(224,973)	$(76,574)

Net loss per share — basic and diluted	$(0.02)	$(0.98)	$(2.12)	$(2.33)	$(0.78)
Weighted average common shares outstanding	24,400	24,407	58,888	96,698	98,519
(1) Amortization of deferred stock compensation consists of the following:
Cost of managed services revenues	$—	$71	$495	$510	$179
Cost of professional services revenues	—	229	488	199	99
Sales and marketing	—	603	1,653	1,118	470
General and administrative	—	251	579	398	377
Research and development	—	147	1,846	1,641	132

	$—	$1,301	$5,061	$3,866	$1,257

Consolidated Balance Sheet Data:

	As of December 31,
	1998	1999	2000	2001	2002
	(in thousands)
Cash, cash equivalents and investments	$8,280	$34,815	$389,628	$258,749	$193,926
Working capital	8,085	25,053	338,123	147,943	100,214
Total assets	9,672	67,259	602,613	384,741	235,104
Capital lease obligations, less current portion	—	15,822	94,050	60,512	4,362
Total stockholders’ equity	8,668	37,009	439,128	220,218	147,086

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements with respect to our plans and objectives, distributions resulting from the sale and liquidation of our assets, general economic conditions and other matters. For this purpose, any statement that is not a statement of historical fact and any statement using the term “believes,” “expects,” “plans,” “anticipates,” “estimates” or any similar expression is a forward-looking statement, including without limitation statements concerning the estimated amount and timing of any distribution(s) to stockholders, the timing of our dissolution, liquidation and closure of our stock transfer books and the future operation and wind-down of our business. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause the results to differ materially from those in forward-looking statements include the factors described or referred to under the caption “Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Liquidation and Our Dissolution” beginning on page of this proxy statement.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Cost of Solicitation

We will bear all costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, fax, email and in-person meetings. We will also request that brokers, custodians and fiduciaries forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. We have engaged Georgeson Shareholder Communications Inc., an independent proxy solicitation firm, to assist us in soliciting proxies. We will pay the firm a fee of $14,000, plus incremental costs, and will reimburse the firm for its disbursements.

2004 Annual Meeting

In the event we hold a 2004 annual meeting, proposals of stockholders intended to be presented at our 2004 annual meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or the Exchange Act, must be received by us no later than , 2004 in order to be included in the proxy statement and form of proxy relating to that meeting.

If you wish to present a proposal at the 2004 annual meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted above. We must receive this notice at least 60 days, but not more than 90 days, prior to             , 2004. However, if the date of the 2004 annual meeting is prior to             , 2004 or after             , 2004, your notice must be received no earlier than the 90th day prior to the 2004 annual meeting and no later than the close of business on the later of the 60th day prior to the 2004 annual meeting and the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2004 annual meeting, the proxy holders designated by the board of directors will have discretionary authority to vote on that proposal.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: StorageNetworks, Inc., 275 Grove Street, Newton, Massachusetts 02446, Attention: Secretary, (781) 622-6700. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Our 2002 Annual Report to Stockholders, which includes the full text of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, are incorporated herein by reference.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the annual meeting or any adjournment or postponement thereof will be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents incorporated by reference herein and not otherwise delivered to stockholders (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to StorageNetworks, Inc., 275 Grove Street, Newton, MA 02466, Attention: Secretary, or at (781) 622-6700.

Our board of directors encourages stockholders to attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend this meeting may vote their stock personally even though they have sent in their proxies.

By Order of the Board of Directors,

Dean J. Breda

President, Chief Executive Officer and

Secretary

                    , 2003

Exhibit Index

Exhibit	Description	Page Number
A	Plan of Complete Liquidation and Dissolution of StorageNetworks, Inc.	A-1

B	Fairness Opinion of Sonenshine Pastor Advisors LLC	B-1

C	Audit Committee Charter	C-1

Exhibit A

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

OF

STORAGENETWORKS, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to accomplish the dissolution and complete liquidation of StorageNetworks, Inc., a Delaware corporation (the “Company”), in accordance with the Delaware General Corporation Law (the “DGCL”) and Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”), as follows:

1.    The Board of Directors of the Company (the “Board of Directors”) has adopted this Plan and called a meeting (the “Meeting”) of the Company’s stockholders (the “Stockholders”) to take action on the Plan. If Stockholders holding a majority of the Company’s outstanding common stock, par value $.01 per share (the “Common Stock”), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the “Adoption Date”).

2.    After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

3.    From and after the Adoption Date, the Company shall complete the following corporate actions:

(a)    The Company shall determine whether and when to (i) transfer the Company’s property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 7 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

(b)    The Company shall, as determined by the Board of Directors, (i) pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution.

(c)    The Company shall distribute pro rata to the Stockholders all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making provision for claims pursuant to Section 3(b) above. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 7 hereof), in their absolute discretion, may determine. The Company shall, as determined by the Board of Directors or the Trustees, in their absolute discretion, establish and set aside an amount of cash or property (the “Contingency Reserve”) to satisfy actual or potential claims against or obligations of the Company as provided in the Plan.

4.    The distributions to the Stockholders pursuant to Sections 3, 7 and 8 hereof shall be in complete cancellation of all of the outstanding Common Stock. As a condition to receipt of any distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees (“Satisfactory Evidence and Indemnity”). As a condition to receipt of any final distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date of dissolution of the Company, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

5.    If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established pursuant to Section 7 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

6.    If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the “Trustees”), under a liquidating trust (the “Trust”), any assets of the Company that are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the Stockholders of the Company. The Company, subject to this Section 7 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

7.    If the Board of Directors determines to follow the procedures described in Section 280 of the DGCL, then the additional steps set forth below shall, to the extent necessary or appropriate, be taken:

(a)    The giving of notice of the dissolution to all persons having a claim against the Company and all persons with contingent, conditional or unmatured contractual claims and the rejection of any such claims in accordance with Section 280 of the DGCL;

(b)    The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280 of the DGCL;

(c)    The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (i) any claims against the Company which is the subject of a pending action, suit, or proceeding, and (ii) claims that have not been made known to the Company or, that have not arisen, but that, based on facts known to the Company, are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

(d)    The payment of all claims made against the Company and not rejected, in accordance with Section 280 of the DGCL;

(e)    The posting of all security offered and not rejected and all security ordered by the Court of Chancery in accordance with Section 280 of the DGCL; and

(f)    The payment, or the making of adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan by the Company’s Stockholders shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof.

8.    Whether or not a Trust shall have been previously established pursuant to Section 7, in the event it should not be feasible for the Company to make the final distribution to the Stockholders of all assets and properties of the Company prior to the third anniversary of the date of dissolution of the Company, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 7.

9.    That, to the extent provided pursuant to the terms of the Company’s Amended and Restated 1998 Stock Incentive Plan, 2000 Non-Employee Director Stock Option Plan and 2000 Stock Plan, each as amended to date and as they may be amended from time to time (each, an “Option Plan,” and collectively, the “Option Plans”), all distributions to the Stockholders pursuant to the terms of this Plan, including pursuant to Sections 3, 7 and 8 hereof, shall also be made pro rata to the holders of options under such Option Plans (less any amounts required to be deducted pursuant to the terms of the Option Plans), and, unless the context requires otherwise, any reference herein to “Stockholders” shall include the holders of such options.

10.    After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL.

11.    Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

12.    In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13.    In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of the payment of any such compensation.

14.    The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation and by-laws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligations hereunder.

15.    Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by the DGCL.

16.    The Board of Directors of the Company is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Exhibit B

Sonenshine Pastor & Co. LLC

SP Capital LLC
400 Madison Avenue
19th Floor
New York, New York 10017
Telephone 212.994.3330
Facsimile 212.994.3329

July 30, 2003

Board of Directors

StorageNetworks, Inc.

225 Wyman Street

Waltham, Massachusetts 02451

Gentlemen:

Sonenshine Pastor Advisors LLC (together with its wholly-owned broker dealer, Sonenshine Pastor & Co. LLC, “SP”) has acted as financial advisor to StorageNetworks, Inc. (“StorageNetworks” or “Client”) in connection with its proposed liquidation of Client (the “Liquidation”) in accordance with the latest available draft of your contemplated Plan of Liquidation (“Liquidation Plan”). As set forth more fully in the Liquidation Plan, as a result of the Liquidation, it is expected that each share of the Common Stock, par value $0.01 per share, of Client (“Client Common Stock”) not owned directly or indirectly by Client will be converted into the right to receive $1.60 to $1.70 per share in cash, consisting of an initial distribution and one or more potential subsequent distributions thereafter (in aggregate, the “Consideration”). The terms and conditions of the Liquidation are more fully set forth in the Liquidation Plan.

You have requested SP’s opinion, as investment bankers, as to the fairness, from a financial point of view, to Client’s shareholders of the Consideration.

In connection with SP’s role as financial advisor to Client, and in arriving at its opinion, SP has reviewed certain publicly available financial and other information concerning Client and certain internal analyses and other information furnished to it by Client. SP has also held discussions with members of the senior management of Client regarding the businesses and prospects of Client and certain other strategic alternatives to liquidation that have been explored by management of Client.

In addition, SP has: (i) reviewed the reported prices and trading activity for Client Common Stock; (ii) reviewed the analyses prepared by Client management of the Client’s prospective liquidation (the “Liquidation Analysis”); (iii) compared certain financial and stock market information for Client with similar information for certain other companies whose securities are publicly traded; (iv) reviewed the transaction proposals that arose from management’s exploration of strategic alternatives during the months preceding the filing of the Liquidation Plan; (v) reviewed the financial terms of certain recent corporate mergers, acquisitions, and liquidation transactions that SP deemed relevant in whole or in part; (vi) reviewed the terms of the Liquidation Plan and certain related documents; and (vii) performed such other studies and analyses and considered such other factors as it deemed appropriate.

B-1

In performing its work in connection herewith, SP has considered and relied on various representations of Client and its senior management. These representations include, without limitation, that: (i) Client’s business, business prospects and potential to continue as a going concern have been significantly negatively impacted by strategic changes within Client’s industry; (ii) Client has been unable, after a thorough search, to find a strategic partner for or acquirer of the Company on acceptable terms; (iii) Client does not have a business plan for continued operations that it believes is reasonably likely to be successful; (iv) Client has taken steps in the areas of headcount reduction, lease buyout and other business matters in order to position the Company for an orderly winding down of its business; and (v) Client will be financially capable of delivering to its shareholders a substantial portion of the Consideration in an initial distribution in 2003 and will reserve for estimated obligations and potential future distributions a reasonable and prudent amount, taking into account Client’s current assessment of outstanding liabilities, projected future liabilities, and contingencies; and (vi) the amount to be held back for potential future distribution represents in aggregate an amount sufficient to cover potential future liabilities and contingencies.

SP has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Client, including, without limitation, any financial information, liquidation analyses, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, SP has assumed and relied upon the accuracy and completeness of all such information. In addition, SP has not conducted a physical inspection of any of the properties or assets and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Client. With respect to the liquidation analyses and other financial estimates and projections made available to SP and used in its analyses, SP has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Client as to the matters covered thereby. In rendering its opinion, SP expresses no view as to the reasonableness of such analyses, forecasts and projections, or the assumptions on which they are based. SP’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

This opinion is addressed to, and for the use and benefit of, the Board of Directors of Client and is not a recommendation to the stockholders of Client to approve the Liquidation. This opinion is limited to the fairness, from a financial point of view, to Client’s shareholders of the Consideration. SP expresses no opinion as to the merits of the underlying decision by Client to engage in the Liquidation.

SP will be paid a fee for its services as financial advisor to Client in connection herewith, a significant portion of which is contingent upon either the delivery of an opinion or the consummation of the Liquidation or another strategic transaction or liquidation event.

Based upon and subject to the foregoing, it is SP’s opinion as investment bankers that the Consideration is fair, from a financial point of view, to Client’s shareholders.

Very truly yours,

SONENSHINE PASTOR ADVISORS LLC

B-2

Exhibit C

STORAGENETWORKS, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

—	the integrity of the Company’s financial statements;

—	the Company’s compliance with legal and regulatory requirements;

—	the independent auditor’s qualifications and independence; and

—	the performance of the Company’s independent auditors.

B.	Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

3.	Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. All members of the Audit Committee shall participate in continuing education programs as set forth in the rules developed by the Nasdaq Listing and Hearings Review Council.

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. No member of the Audit Committee may receive any compensation from the Company other than director’s fees.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

5.	Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

— critical	accounting policies and practices;

—	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

—	other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements

1.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

2.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

3.	Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures

1.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

1.	Oversight. The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

2.	Procedures for Complaints. The Audit Committee has established a Code of Business Conduct and Ethics, which sets forth procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee shall periodically review the Code of Business Conduct and Ethics, which may include requesting reports from Company management.

3.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

4.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	General Responsibilities

The responsibilities of the Audit Committee shall include, without limitation, those matters set forth on Attachment A hereto.

E.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter.

4.	Independent Advisors. The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

5.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

StorageNetworks, Inc.

ATTACHMENT A to Audit Committee Charter

The responsibilities of the Audit Committee shall include the following:

1.	Coordinate oversight of Code of Business Conduct and Ethics (the “Code”) with General Counsel. Confirm with Counsel that complaints received pursuant to the Code are received and treated in accordance with the Code and are retained for a minimum of two years or longer, as appropriate.

2.	Confirm the regular rotation of the lead audit partner and reviewing partner of the independent audit firm as required by Section 203 of the Sarbanes-Oxley Act.

3.	Monitor the Audit Committee’s members throughout the year to confirm that they all remain independent as required by applicable rules. Consider whether any members of the Audit Committee have relationships with the Company that may create the appearance of a lack of independence, even though such relationships do not technically disqualify the person from being “independent”.

4.	Monitor the Audit Committee’s members throughout the year to confirm that the Committee satisfies applicable requirements as to composition of the committee and required “financial experts”.

5.	Confirm that the Chief Executive Officer, Chief Financial Officer and other senior members of the Finance Department were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one-year period preceding the date of initiation of the audit, as required by Section 206 of the Sarbanes-Oxley Act.

6.	Ensure compliance with the Audit Committee’s obligation under the Sarbanes-Oxley Act to disclose any non-audit services provided by the independent auditor.

7.	Ensure the Company’s compliance with the Sarbanes-Oxley Act prohibition on independent auditors providing any of the following non-audit services:

(a)	bookkeeping or other services related to the accounting records or financial statements of the audit client;

(b)	financial information systems design and implementation;

(c)	appraisal or valuation services, fairness opinions or contributions-in-kind reports;

(d)	actuarial services;

(e)	internal audit outsourcing services;

(f)	management function or human resources functions;

(g)	broker or dealer, investment adviser or investment banking services;

(h)	any other services that the Board determines, by regulation, is impermissible.

8.	In connection with its oversight role, the Audit Committee should also review with the independent auditors, from time to time as appropriate:

(a)	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

(b)	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

(c)	accounting for unusual transactions;

(d)	adjustments arising from audits that could have a significant impact on the Company’s financial reporting process; and

(e)	any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future compliance comments.

9.	Inquire of the independent auditor concerning the quality, not just the acceptability, of the Company’s accounting determinations, particularly with respect to revenue, earnings, significant items subject to estimate, and other judgmental areas. Ask the independent auditor whether management’s choices of accounting principles are, as a whole, conservative, moderate or aggressive; to provide significant examples of choices falling into each category; and to recommend whether any such policies should be changed. Ask the independent auditor whether they would have prepared the Company’s financial statements differently if they were solely responsible.

10.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

11.	Inform the independent auditor and company management (including the Chief Financial Officer and other senior members of the Finance Department) that they should promptly contact the Audit Committee or its Chair about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. If the Chair is contacted about such an issue, he or she should confer with the independent auditor about the issue and decide whether it is necessary to contact the other members of the Audit Committee prior to the net scheduled meeting of the Committee.

12.	Obtain and review a copy of the most recent report of the independent auditory issued by the Public Company Accounting Oversight Board pursuant to Section 104 of the Sarbanes-Oxley Act.

13.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated (Section 10A(b) of the Exchange Act requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Audit Committee is adequately informed and to provide a report if the independent auditor has reached specific conclusions with respect to such illegal acts).

14.	Confirm compliance with Section 302 of the Sarbanes-Oxley Act. Section 302 requires that the Chief Executive Officer and Chief Financial Officer certify that they have disclosed to the Audit Committee (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (b) any fraud, whether material or not material, that involves management or employees who have a significant role in the Company’s internal controls.

15.	Confirm that the minutes of the Audit Committee’s meetings accurately describe the issues considered by the Committee, the process the Committee used to discuss and evaluate such issues and the Committee’s final determination of how to proceed. The minutes should document the Committee’s consideration of issues in a manner that demonstrates that the Committee acted with due care.

16.	Consider whether the Audit Committee is meeting frequently enough to discharge its responsibilities appropriately.

STORAGENETWORKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders –             , 2003

Those signing on the reverse side (the “Stockholder(s)”), revoking any prior proxies, hereby appoint(s) Dean J. Breda and Scott J. Dussault (the “Proxy Holders”), or each of them with full power of substitution, as proxies for the Stockholder(s), for and in the name(s) of the Stockholder(s), to attend the 2003 annual meeting of stockholders (the “Meeting”) of StorageNetworks, Inc. (the “Company”) to be held                 at                     at a.m. (local time), and at any adjournments thereof and there to vote and act as indicated upon all matters referred to on the reverse side and described in the proxy statement for the Meeting, with all powers the Stockholder(s) would possess if personally present. Each of the matters is proposed by the Company, and none of the matters is related to or conditioned on the approval of any other matters.

When properly executed, this proxy will be voted in the manner directed by the Stockholder(s). If no other indication is made, this proxy shall be voted “FOR” Proposal Numbers 1, 2 and 3. In their discretion, the Proxy Holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

The Board of Directors favors a vote “FOR” Proposals Numbers 1, 2 and 3, and unless instructions to the contrary are indicated in the space provided, the proxy will be so voted.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE

PROXY VOTING INSTRUCTIONS:

TO VOTE BY WRITTEN PROXY BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE PROXY (TOUCH TONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET PROXY

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS -----

	Please Mark Here for Address Change or Comments SEE REVERSE SIDE			[ ]

1.	Approve and adopt the Plan of Complete Liquidation and Dissolution of StorageNetworks, Inc., and approve the dissolution of the Company	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	Elect one Class III director to serve until the 2006 annual meeting of stockholders. Nominee: Peter W. Bell	FOR nominee listed [ ]	WITHHOLD AUTHORITY to vote for nominee listed [ ]

3.	Ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

			MARK HERE IF YOU PLAN TO ATTEND THE MEETING	[ ]

Attendance of the undersigned at the Meeting or at any
adjourned session thereof will not be deemed to revoke
this proxy unless the undersigned shall affirmatively
indicate thereat the intention of the undersigned to vote
said shares in person. If the undersigned hold(s) any of
the shares of the Company in a fiduciary, custodial or
joint capacity or capacities, this proxy is signed by the
undersigned in every such capacity as well as
individually.

PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.

Signature                                                                     Signature                                             Date

Note: The signature(s) on this proxy should correspond exactly with the stockholder’s name as printed above and to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such.